Exhibit 4.34

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 31/01/2025

Certificate No. G0312025A2684

GRN No. 127478924

Stamp Duty Paid : ₹ 300
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatra online limted

H.No/Floor : 4th Sector/Ward : 20 LandMark : Gulf adiba

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 79******08

Buyer / Second Party Detail

Name : Yes bank ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Na District : Na State : Na

Phone : 79******08

Purpose : Master Facility Agreement

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This e-Stamp Paper is an integral part of master facility Agreement dated 31/01/2025 executed by Yatra Online Limited in favor of Yes Bank Ltd.

For YATRA ONLINE LIMITED

Authorised Signatory

For YATRA ONLINE LIMITED

Authorised Signatory

MASTER FACILITY AGREEMENT

This **MASTER FACILITY AGREEMENT** (this "**Agreement**") is executed at the place and dated as set out in Schedule 2 hereto between:

The Person(s) named in Schedule 2 hereof ("**the Borrower(s)**") of the **ONE PART**;

AND

The bank(s) and financial institution(s), listed in Schedule 2 as lenders ("**the Lender(s)**", which expression shall, unless it be repugnant to the subject or context thereof, include its successors, transferees, novatees and assigns) of the **OTHER PART**.

(Each of the Parties mentioned above, are hereinafter collectively referred to as "**the Parties**" and individually as a "**Party**".)

WHEREAS:

(A) The Borrower(s) has/have requested the Lender(s) to make available to the Borrower(s) the Facilities for the Purpose;

(B) Pursuant to such request of the Borrower(s), the Lender(s) have issued the Facility Letter wherein the Lender(s) has/have agreed to provide the Facilities to the Borrower(s); and

(C) The Parties hereto are desirous of executing this Agreement to *inter alia* detail the terms and conditions pursuant to which the Lender(s) shall extend the Facilities.

NOW, THEREFORE, in view of the foregoing and in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

Unless the context requires otherwise, capitalised terms used in this Agreement shall have the meaning assigned to such terms in **Schedule 1** (*Definitions*) hereto.

1.2 Interpretation

In this Agreement, unless the contrary intention appears:

(a) reference to an "**amendment**" includes a supplement, modification, novation, replacement or re-enactment and "**amended**" is to be construed accordingly;

(b) the word "**drawals**", "**draw**" and "**drawn**" shall include disbursements/drawings from time to time under the relevant Facilities and/or issuance of bank guarantees and/or letter of credits and/or issuance of letter of undertaking for arranging buyers' credit and/or co-acceptance/acceptance of bills etc. by the Lender(s);

(c) references to any statute, law, rule, regulation, guideline, will each include as amended from time to time;

For YATRA ONLINE LIMITED

Authorised Signatory

(d) in case of inconsistency between any provision of this Agreement and the Facility Letter (*terms of which are hereby incorporated herein by reference*), to the extent of such inconsistent provisions, this Agreement shall prevail; in case of issuance of an amendatory/new Facility Letter by the Lender(s) (and accepted by the Borrower(s)) subsequent to execution of this Agreement, the terms of the amendatory/new Facility Letter shall be read in conjunction with this Agreement and in case of any inconsistency, to the extent of such inconsistent provisions, the amendatory/new Facility Letter shall prevail;

(e) in case of any inconsistency between any provision of this Agreement and Schedule of this Agreement, efforts shall be made for a harmonious interpretation of the terms to foster the interests of the Lender(s), and the decision of the Lender(s) in this regard shall be final and binding on the Borrower(s);

(f) in case of inconsistency between any provision of this Agreement and the FX Benchmark Standard T&C, to the extent of such inconsistency, the provisions of the FX Benchmark Standard T&C shall prevail;

(g) any consent, approval, determination, waiver or finding to be given or made by any of the Lender(s) shall be made or given by the Lender(s) in its/ their sole discretion and shall mean their prior written consent, approval, determination, waiver or finding; and

(h) in the event of any disagreement or dispute between the Lender(s) and the Borrower(s) regarding the materiality or reasonability of any matter including of any event, occurrence, circumstance, change, fact, information, document, Authorisation, proceeding, act, omission, claims, breach, default or otherwise, the opinion of Lender(s) as to the materiality or reasonability of any of the foregoing shall be final and binding on the Borrower(s).

2. AMOUNT AND TERMS OF THE FACILITIES

2.1 Subject to the terms and conditions of this Agreement and the Transaction Documents, the Lender(s) may, at its sole and absolute discretion grant/extend to the Borrower(s) all or some of the Facilities as may be agreed upon and specified in the Facility Letter, for limits not exceeding at any one time the Available Limits, in the manner contained in this Agreement. The Borrower(s) shall, if required, open a bank account with the Lender(s) for the purpose of disbursement of the Facilities. Without prejudice to the other provisions of the Agreement, the Borrower(s) agrees and acknowledges that the Facilities shall also be governed by the terms and conditions set out in the Schedules of the Agreement, as may be applicable.

2.2 The Lender(s) shall be entitled to vary at its discretion or at the request of the Borrower(s), limits of the Facilities (*i.e.*, increase/decrease) sanctioned to the Borrower(s) as also the Overall Limit. The Facilities may be interchangeable, at the discretion of the Lender(s).

3. DRAWDOWN

3.1 The Facilities may be drawn by the Borrower(s) during the Availability Period in one or more tranches (*as specified in the Facility Letter*) (“**the Drawdown**”).

3.2 Unless the Lender(s) otherwise agree(s), the right of the Borrower(s) to make drawals from the Facilities shall cease on the expiry of the Availability Period. The undrawn portion of the Facilities shall be cancelled at the close of working hours on the last Business Day of the Availability Period unless otherwise agreed to by the Lender(s) in writing. *Provided* that, Drawdown under the Facilities may be made/ permitted by the Lender(s) after the expiry of the Availability Period to make any payment which may be due under any instrument issued under the Non-Fund Based Facilities.

For YATRA ONLINE LIMITED

Authorised Signatory

3.3 In the event any monies are remaining due and payable by the Borrower(s) to the Lender(s) under any Transaction Document or breach of any provision of any Transaction Document, the Lender(s) may, at its/their sole discretion, reduce the availability of the amounts of the Facilities and/or adjust such monies against the respective Available Limits and all such adjustments shall be treated as Drawdown by the Borrower(s).

3.4 The Borrower(s) shall at all times confine the Drawdown out of the relevant Facilities within the respective Drawing Power, unless otherwise agreed by the Lender(s). Any excess Drawdown permitted by the Lender(s), may be suspended/ discontinued/ revoked by the Lender(s), without prior intimation. The Borrower(s) shall repay/regularize all such excess drawings on demand unless otherwise specified by the Lender(s). Till repayment of such excess drawings, the excess drawn amounts shall be subject to the payment of interest at the rate of Applicable Rate of Interest together with the Penal Charges/ Additional Interest, as applicable, unless a higher rate has been stipulated by the Lender(s). All the provisions of this Agreement and the other Transaction Documents and Security created, if any, pursuant to this Agreement will extend to cover such excess drawings.

4. DISBURSEMENT IN FOREGIN CURRENCY

In case the Facilities or part thereof is disbursed or converted into foreign currency, the additional terms as set out in the relevant Schedule hereto read together with the Facility Letter and the FX Benchmark Standard T&C shall be applicable. Further, the Lender(s) may on the Borrower(s)' request, at its sole discretion, roll over the foreign currency loan from time to time on such terms and conditions as it may deem fit and such roll over, effected by way of a letter issued by the Lender(s), carrying such terms and conditions and accepted by the Borrower(s), shall be valid and binding on the Borrower(s) at each renewal and such renewal and roll over will be governed by this Agreement (*including the relevant Schedule read together with the Facility Letter and the FX Benchmark Standard T&C*) *mutatis mutandis*, except to the extent as amended and modified by such letter referred to herein.

5. NON-FUND BASED FACILITIES

5.1 All the terms and conditions applicable to the Fund Based Facilities under this Agreement, to the extent relevant, shall be applicable to the Non-Fund Based Facilities as well.

5.2 In the event any payment is to be made to a third party under the Non-Fund Based Facilities, e.g. devolution of letter of credit, payment of bank guarantee, or under any other circumstances as the case may be, the Lender(s) shall have the right (*but not the obligation*) to automatically drawdown under the Fund Based Facilities to discharge the payment obligations under the Non-Fund Based Facilities without the prior consent of the Borrower(s). Any such payments made for discharging the Non-Fund Based Facilities, shall constitute as Drawdown of the Fund Based Facilities under this Agreement and shall be repayable in terms of this Agreement.

5.3 In respect to Non-Fund Based Facilities, the Borrower(s) shall deposit sufficient cash or other security as may be acceptable to the Lender(s) as Margin as stipulated in the Facility Letter or as may be stipulated, from time to time, by the Lender(s).

6. INTEREST / COMMISSION

6.1 Interest

6.1.1 The Borrower(s) shall pay accrued interest on the Fund Based Facilities on the Interest Payment Date and for the interest period specified by the Lender(s). The Borrower(s) shall be liable to pay to the Lender(s) interest on the amounts due under the Facilities at Applicable Rate of Interest prevailing on the date of first Drawdown and such rate shall be applicable to all Drawdown(s) till Benchmark Reset Date, whereby the Applicable Rate of Interest on all outstanding Fund Based Facilities shall be reset to the Applicable Rate of Interest prevailing on such Benchmark Reset Date.

For YATRA ONLINE LIMITED
Authorised Signatory

6.1.2 For any subsequent Drawdown(s) after the Benchmark Reset Date, the Borrower(s) shall be liable to pay to the Lender(s) interest on the amount due under the Fund Based Facilities at the Applicable Rate of Interest prevailing on such Benchmark Reset Date and such rate shall be applicable to all Drawdown(s) till subsequent Benchmark Reset Date and on such subsequent Benchmark Reset Date, the Applicable Rate of Interest on all outstanding Fund Based Facilities shall be reset to the Applicable Rate of Interest prevailing on such subsequent Benchmark Reset Date.

6.1.3 Notwithstanding anything contained hereinabove the Lender(s) shall also be entitled (*but not obligated*) to reset the spread on the Benchmark Reset Date, the Benchmark Rate and the Benchmark Reset Date on the first day of every subsequent month/quarter/half year/one year or at such frequency as the Lender(s) deems fit.

6.1.4 The Lender(s) shall also have the right to reset the spread and Benchmark Reset Date consequent to any change in the Benchmark Rate. Further, the Lender(s) shall have the right to reset the Benchmark Rate, Benchmark Reset Date as well as the spread and Applicable Commission upon occurrence of any of the following:

(a) Reserve Bank of India ("**RBI**") revising the standard provisioning requirements for Lender(s); or

(b) RBI enhancing the risk weightage norms for banking assets; or

(c) RBI changing the norms for classification of banking assets; or

(d) downward revision in the credit rating and/or substantial change in the credit assessment of the Borrower(s) by a Credit Rating Agency and /or internal ratings; or

(e) occurrence of an Event of Default or Potential Event of Default; or

(f) Lender(s)' internal reviews and/or changes in externally prevailing directives of regulatory authorities; or

(g) RBI changing the methodology for computation of Benchmark Rate (*as applicable*) from time to time.

6.1.5 In respect of Non-Fund Based Facilities, the Borrower(s) agrees that it shall be liable to pay to the Lender(s), Applicable Commission on the Non-Fund Based Facilities at the rate specified in the Facility Letter or as may be intimated by the Lender(s) in writing from time to time. The Lender(s) shall have the right to reset/change the Applicable Commission (*upward*) in the event of downward revision in the credit rating of the Borrower(s) and/or other Obligor(s) by a Credit Rating Agency and /or internal ratings.

6.1.6 If any interest remains unpaid on the Due Date, then such unpaid interest shall be compounded monthly.

6.1.7 The Applicable Rate of Interest/ Applicable Commission is subject to variation in consonance with RBI directions, statutory and regulatory requirements, conditions of money market, availability of loanable funds, internal policy of the Lender(s), etc.

6.1.8 Interest/commission and all other charges shall accrue from day to day and shall be computed on the basis of 365 (three hundred sixty five) days a year and the actual number of days elapsed and/or in terms of the Lender(s)' standard practice in force from time to time.

6.1.9 The Borrower(s) agrees to pay to the Lender(s) the amount of any Increased Cost incurred by the Lender(s) or any of its Affiliates as a result of:

For YATRA ONLINE LIMITED

Authorised Signatory

(a) the introduction of, or any change in, or any change in the interpretation, administration or application of any Applicable Law; or

(b) compliance with any law or regulation made effective after the date of the Facility Letter.

Provided that the Borrower(s) need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a) compensated for under another section in this Agreement or would have been but for an exception to that section; or

(b) attributable to the Lender(s) or its Affiliates willfully failing to comply with any law or regulation.

6.1.10 In the event the Obligor's credit worthiness deteriorates, in the sole opinion of the Lender(s), and/or when the rating of the Obligor's has been downgraded by the Credit Rating Agency in its report or internal ratings then at its discretion, in addition to the other rights available, the Lender(s) shall be entitled to unconditionally re-price the Facilities and such revised pricing shall be binding on the Borrower(s) and/or to unconditionally cancel the Facilities without any notice to the Borrower(s) and upon such cancellation, the outstanding Facilities shall immediately become due and payable irrespective of any agreed maturity. Upon cancellation of the Facilities, in case any Non-Fund Based Facilities are outstanding, the Borrower(s) shall furnish cash collateral to the Lender(s) in respect of such Non-Fund Based Facilities.

6.1.11 Where interest is charged by the Lender(s) at a concessional rate(s) with respect to any of the Facilities under the interest subsidy scheme or any other scheme(s) formulated by the Government Authority from time to time, the Borrower(s) agrees that in the event of the withdrawal, modification and/or variation of such scheme(s), the concessional rate or rates of interest shall stand withdrawn and the normal rate(s) of interest of the Lender(s) applicable at the material time to such Facilities shall become effective. The Borrower(s) shall pay to the Lender(s) on demand the difference between such concessional rate(s) and the normal rate(s) of interest applicable at the material time to such Facilities and such difference shall become due and payable from the date the withdrawal, modification and/or variation of such scheme(s).

6.2 Additional Interest/Penal Charges/Additional Commission

The Borrower(s) shall be liable to pay to the Lender(s) interest/charges/ commission at the rate of the Additional Interest/Penal Charges/Additional Commission, as applicable, on the Facilities in accordance with the provisions of the Transaction Documents. The Borrower(s) hereby absolutely, irrevocably and unconditionally agrees and undertakes that the Schedule of Charges may be amended by the Lender(s) from time to time, and the amended Schedule of Charges, available on the website of the Lender(s) at www.yesbank.in, shall be binding on the Borrower(s).

7. REPAYMENT

7.1 The Borrower(s) shall repay the Obligations in accordance with the Facility Letter and other Transaction Documents.

7.2 The Borrower(s) shall be liable to pay the Lender(s) the Charges. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any Applicable Law. The Borrower(s) acknowledges and agrees that any interest, Additional Interest, Penal Charges, Applicable Commission, Additional Commission, costs, charges, fees, expenses and all other monies whatsoever due and payable by the Borrower(s) to the Lender(s) under the provisions of this Agreement and/or other Transaction Documents shall be non-refundable.

For YATRA ONLINE LIMITED

Authorised Signatory

7.3 In the event, any of the Facilities are granted on revolving basis then the Borrower(s) shall be entitled, subject to Availability Period, Available Limits, no Event of Default or Potential Event of Default having occurred and at the discretion of the Lender(s), to redraw any amount so repaid. Such redrawn amount shall be repaid in the manner as mentioned in the Facility Letter and other Transaction Documents, as the case may be.

7.4 The Lender(s) may, in its discretion and subject to no Event of Default or Potential Event of Default having occurred and at the request of the Borrower(s), rollover/extend/continue the Facilities or any part thereof for such period and in such event all terms as applicable for such Facilities shall *mutatis mutandis* apply for the rollover/extended portion of the Facilities.

7.5 If the Due Date in respect of any amounts payable under the Facilities falls on a day which is not a Business Day at the place where the payment is to be made, the immediately preceding Business Day shall be the Due Date for such payment.

7.6 The Borrower(s) shall reimburse all sums paid and/or expenses incurred by the Lender(s) (*including by or on behalf of their representatives/consultants/appraiser*) in relation to the Facilities within 7 (seven) Business Days from the date of notice of demand from the Lender(s). All such sums shall carry interest from the date of payment till such reimbursement at the Applicable Rate of Interest.

7.7 Notwithstanding anything contained hereinabove, the Facilities and all Obligations thereunder shall be payable by the Borrower(s) as and when the same is demanded by the Lender(s) by way of a written notice within such time period as the Lender(s) may in its sole discretion determine.

7.8 The Borrower(s) agrees, declares and confirms that notwithstanding any of the provisions of the Indian Contract Act, 1872 or any other Applicable Law or any provision of the Transaction Documents, the Lender(s) may at its sole discretion appropriate any payments made by the Borrower(s) under the Transaction Documents in any manner whatsoever.

7.9 Without prejudice to the Lender(s)' other rights and remedies under the Transaction Documents, in case of Irregularity, the Lender(s) shall also be entitled to charge at its own discretion interest at the rate of Applicable Rate of Interest together with the Penal Charges/ Additional Interest, as applicable, or enhanced rates of interest either on the entire Obligation or on a portion thereof, for such period as the Irregularity continues or for such time as the Lender(s) deems necessary in view of the nature of the Irregularity.

8. PREPAYMENT

The Borrower(s), at any time during the tenor of the Facilities, shall have the option to prepay the whole or any part of the Fund Based Facilities, together with all Obligations payable to the Lender(s) up to the date of such prepayment, on payment of Prepayment Charges with 7 (seven) days prior written notice to the Lender(s).

9. CANCELLATION

The Borrower(s) agree(s) that the Lender(s) shall have the right to unconditionally cancel the Facilities, in part or in full, without prior notice and without assigning any reason. In the event of any such cancellation, the terms of this Agreement and other Transaction Documents shall continue to be binding and effective on the Borrower(s) in respect of the un-cancelled portion of the Facilities.

For YATRA ONLINE LIMITED

Authorised Signatory

10. REPRESENTATIONS AND WARRANTIES

The Borrower(s) makes the following representations and warranties as on the date of this Agreement and on each date until the Final Settlement Date, with reference to the facts and circumstances then subsisting, as if made on each day until the Final Settlement Date:

10.1 **Corporate authorisations:** The Borrower is/are duly organised and validly existing entities under the laws of their place of incorporation and has/ have all requisite Authorisations for execution of the Transaction Documents and consummation of the transaction.

10.2 **Accounts:** The most recent audited annual accounts have been prepared in accordance with a specific accounting standard consistently applied and have been duly audited by the statutory auditors.

10.3 **Taxes and dues:** All taxes due and payable by the Obligor(s) to any Government Authority have been paid and there are no claims pending or matters under dispute with any tax authority in respect of any taxes. The Borrower has/have filed or shall file all tax returns within the time permitted and has made or shall make all payments within the due dates thereof.

10.4 **Insurance:** The Borrower certifies that all insurance contracts have been put in place and are in full force and effect in the manner required in accordance with this Agreement and/or the Transaction Documents.

10.5 **Default:** None of the Borrower have committed breach of any agreement with any Person who has provided loans or deposits or advances or guarantees or other financial facilities to the Obligor(s) or any Government Authority.

10.6 **Insolvency /Winding up/Corporate Reorganisation:** No action has been taken (voluntary or involuntary) for the Borrower' liquidation/insolvency/restructuring, including under the Insolvency and Bankruptcy Code, 2016.

10.7 **Arms' length dealings:** All the Borrower' contracts or agreements with, or any commitments to, any Affiliates or group companies (*if applicable*) are on arms' length basis.

10.8 **No Immunity:** The Borrower shall not claim immunity for itself/themselves from the jurisdiction, execution of a judgement, attachment or any other Legal Proceedings.

10.9 **Fraudulent practices:** The Borrower has not engaged in: (i) corrupt, fraudulent, collusive or coercive practices in connection with its business operations, (ii) money laundering or acted in breach of any Applicable Laws relating to money laundering; or (iii) the financing of terrorism.

10.10 **Wilful Defaulters:** The Borrower has not been named in any list of defaulters circulated by the RBI, CIBIL, Export Credit Guarantee Corporation (**"ECGC"**) or any banking company and its name does not appear in any caution list of any nature published by the RBI or any similar regulatory or Government Authority.

10.11 **Sanctions:** Neither the Borrower nor any other Person benefiting in any capacity in connection with or from this Agreement is a Specially Designated National and/or otherwise sanctioned, under the sanctions promulgated/issued by the United States of America (including its Office of Foreign Assets Control's), India (by RBI or any other Government Authority), United Nations, European Union, the jurisdiction of the Facilities office and/or any other country from time to time.

10.12 **Legal Validity:** Each of the Transaction Document when executed by the Obligor(s) constitutes legal, valid and binding obligations of the relevant Borrower, enforceable in accordance with its terms.

For YATRA ONLINE LIMITED

Authorised Signatory

10.13 **No Contravention:** The execution and performance of the Transaction Documents do not conflict any other agreements/ Applicable Laws/ its constitutional documents.

10.14 **No Legal Proceedings:** No Legal Proceedings which may have a Material Adverse Effect have been initiated or pending against the Borrower.

10.15 **No Event of Default:** No event has occurred or is in sustenance, which constitutes an Event of Default or a Potential Event of Default.

10.16 **True and Complete Disclosure:** (a) The latest audited financial statements delivered to the Lender(s) are true and fair in all respects as of the date of such statements; (b) all information or documents furnished to the Lender(s) is true, correct and complete in all respect. No fact is known to the Borrower that has not been disclosed, which has or could have a Material Adverse Effect.

10.17 **Specified near relation:** The Borrower(s) or any of its partners or directors or trustees or members (*in case of HUF*), as the case may be, are not a specified near relative of a director or a key managerial personnel of a banking company/ financial institution.

11 CONDITIONS PRECEDENT TO DISBURSEMENT

The Lender(s) shall not be obliged to disburse the Facilities unless and until, the Borrower shall have complied with conditions stipulated in the Facility Letter and shall have provided all documents and satisfied all conditions stipulated in the Facility Letter, unless expressly waived by the Lender(s).

12 COVENANTS AND UNDERTAKINGS OF THE BORROWER(S)

12.1 Positive Covenants

The Borrower(s) covenant(s) and undertake(s) [redacted] the Borrower(s) shall until the Final Settlement Date, to the satisfaction of the Lender(s) or unless the Lender(s) waive(s) such compliance in writing:

12.1.1 **End Use:** utilise the Facilities only for the Purpose and provide to the Lender(s) the end use certificate in relation thereto within the timelines specified in the Facility Letter and/or as and when required by the Lender(s), from its statutory auditor/ chartered account as agreeable to the Lender(s). The Borrower(s) hereby agrees that the Facilities are not being availed for any activities relating to producing or consuming Ozone Depleting Substances, in terms of the Montreal Protocol to which the Government of India is a party.

12.1.2 **Compliance with Law:** conduct business in compliance with all Applicable Laws and Authorisations.

12.1.3 **Books of Accounts:** maintain proper books of accounts to accurately reflect its financial condition.

12.1.4 **Said clause stands deleted.**

12.1.5 **Taxes:** file all relevant tax returns and pay all its taxes, stamp duty promptly when due.

For YATRA ONLINE LIMITED

Authorised Signatory

12.1.6 **Hedging Arrangements:** shall, if required by the Lender(s), adopt adequate hedging policy, which shall include mechanisms to reduce its currency mismatches. The Borrower(s) shall submit to the Lender(s) certified declaration (self-certified/internal auditor) of Unhedged Foreign Currency Exposure ("**UFCE**") as on the last quarter to be submitted before end of ensuing quarter or 30 (thirty) days from acceptance of the Facility Letter, whichever is earlier. The certified declaration is required to be submitted thereafter regularly on a quarterly basis before 15 (fifteen) days of end of subsequent quarter. Additionally, once on annual basis, the UFCE information would need to be audited and certified by the statutory auditor and a certificate to this effect signed by the statutory auditor needs to be submitted regularly on annual basis within 15 (fifteen) days from the date of closure of the annual audited results. The UFCE information needs to be submitted in lines with the requirements of the RBI (Unhedged Foreign Currency Exposure) Directions, 2022 issued *vide* RBI Circular reference RBI/2022-23/131 DOR.MRG.REC.76/00-00-007/2022-23 dated October 11, 2022, as amended from time to time. In case the Lender(s) is required regulatorily to provide for any applicable incremental provision or risk weighted assets on account of UFCE as stated in the declaration, the Borrower(s) agrees that pricing/interest rate may be revised upwards by charging additional interest upto 0.25% (zero decimal two five percent) per annum over and above Applicable Rate of Interest or such higher rate as may be stipulated by the Lender(s) on all the outstanding Facilities may be charged by the Lender(s) except for Non-Fund Based Facilities on which additional commission of 25% (twenty five percent) of the Applicable Commission or such higher rate as may be stipulated by the Lender(s) over and above Applicable Commission may be charged by the Lender(s). It is clarified that additional interest/ additional commission payable in accordance with the provisions of this section is in addition to the Additional Interest/ Penal Charges / Additional Commission payable in accordance with this Agreement.

12.1.7 **Inspection:** permit the Lender(s)/its employees/consultants to inspect its assets, premises, books and records at any time and make copies therefrom with prior notice of 15 days to the Borrower. The cost of any such visit shall be borne by the Borrower(s).

12.1.8 **Said clause stands deleted.**

12.1.9 **RBI Compliance:** The Borrower(s) shall submit to the Lender(s) such information as *inter alia* required under:

(a) RBI circular on 'Lending under Consortium Arrangement / Multiple Lending Arrangements', dated December 8, 2008 (circular No. DBOD.No.BP.BC.94 /08.12.001/2008-09), as amended from time to time; and

(b) The Borrower(s) shall submit to the Lender(s), Legal Entity Identifier ("**LEI**") certificate as mandated by RBI. The Borrower(s) further undertakes to keep such LEI certificate valid and subsisting at all times, during the currency of the Facilities and also undertakes to submit the renewed certified true copy of the LEI certificate(s) from time to time, to the satisfaction of the Lender(s).

12.1.10 **Willful Defaulters:** No Person:

(a) who has been named in any list of defaulters circulated by the RBI, CIBIL, ECGC or any banking company; or

(b) whose name appears in any caution list of any nature published by the RBI or any similar regulatory or government authority; or

(c) who is director in any company (*or a person in charge and responsible for the management of the affairs of the borrower other than a company*) which has been identified as a willful defaulter/non cooperative borrower by the RBI or similar regulatory authority,

For YATRA ONLINE LIMITED
Authorised Signatory

shall become a member of the board of directors (*or any analogous body*) of the Borrower(s) or if any such Person happens to be a member of the board of directors (*or any analogous body*) of the Borrower(s), the Borrower(s) shall take effective steps for the removal of such Person from the board of directors (*or any analogous body*) of the Borrower(s) within 30 (thirty) calendar days of such fact coming to the notice of the Borrower(s).

12.2 Information Covenants

The Borrower(s) shall promptly notify and/or deliver to the Lender(s):

12.2.1 the occurrence of the Event of Default (and the steps, if any, being taken to remedy it);

12.2.2 any event, circumstance or condition constituting, or which the Borrower(s) either believes, has claimed or will claim to constitute a force majeure, howsoever described under any Transaction Document and all information related thereto provided by or to the Borrower(s) under such Transaction Documents;

12.2.3 the details of any notice of any application made in relation to the Borrower under the Insolvency and Bankruptcy Code, 2016 or any notice received for winding up of the Borrower, or for appointment of a receiver in relation to any of assets or business or undertaking of the Borrower;

12.2.4 any Legal Proceeding pending or threatened (a) against the Borrower; or (b) with respect to any Transaction Documents, which has or may have a Material Adverse Effect;

12.2.5 any proposal by any Government Authority to acquire compulsorily the Borrower, any of the Security or any part of the Borrower business or assets (whether or not constituting an Event of Default hereunder);

12.2.6 any change in the key managerial personnel;

12.2.7 provide such information and documents including but **not limiting to** the latest financial statements as may be required by the Lender(s) from time to time;

12.2.8 do all such act, deed and things as may be required by the Lender(s) from time to time to give full effect to the transaction contemplated under this Agreement;

12.2.9 any proposed change in the nature or scope of the business or operations of the Borrower(s);

12.2.10 in case the Borrower(s), its director, partner or trustee become(s) or fall(s) under the category of a specified near relative of a director or a key managerial personnel of a banking company/ financial institution and provide such details including details of such relationship as required by the Lender(s).

12.3 Negative Covenants

12.3.1 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation of the Lender(s) having been obtained change its constitution/composition and/or undertake or permit any merger, de-merger, amalgamation, consolidation, restructuring, reorganization;

12.3.2 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation of the Lender(s) having been obtained directly or indirectly enter into, contract, create, incur, assume or suffer to exist any Financial Indebtedness other than the Facilities and/or except as otherwise permitted under this Agreement and/or by the Lender(s) and/or prepay any Financial Indebtedness incurred by the Borrower(s);

For YATRA ONLINE LIMITED

Authorised Signatory

12.3.3 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation of the Lender(s) having been obtained undertake any new project or any expansion, diversification, modernization, which are material in nature of any of its projects;

12.3.4 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation of the Lender(s) having been obtained make any investments whether by way of deposits, loans, or investments in share capital or otherwise, in any concern or provide any credit or give any guarantee, indemnity or similar assurance. This provision shall not apply to loans and advances granted in the ordinary course of business;

12.3.5 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation of the Lender(s) having been obtained change the accounting method or policies currently followed by the Borrower(s) unless expressly required by Applicable Law;

12.3.6 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation of the Lender(s) having been obtained enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) for disposal of any of its assets;

12.3.7 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written consent of the Lender(s) having been obtained file any application for seeking immunity under any Applicable Law;

12.3.8 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation of the Lender(s) having been obtained use the trade names, trademarks, service marks, logos, designs, copyright or other similar proprietary designations, registered or unregistered, owned and/or used by the Lender(s) and/or as communicated by the Lender(s);

12.3.9 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written consent of the Lender(s) having been obtained terminate or repudiate the Transaction Documents;

12.3.10 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation of the Lender(s) having been obtained pay any commission to its promoters, directors or other Persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability or in connection with any other obligation undertaken for or by the Borrower(s);

12.3.11 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written consent of the Lender(s) having been obtained wind up, liquidate or dissolve its affairs or take any steps for its voluntary winding up or liquidation or dissolution;

12.3.12 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written consent of the Lender(s) having been obtained permit any change in its ownership/control/management (including by pledge of promoter/sponsor shareholding to any third party);

12.3.13 The Borrower(s) covenants and undertakes that until the Final Settlement Date, the Borrower(s) shall not, without the prior written intimation to the Lender(s) having been obtained make any amendments in the Borrower(s)' constitutional documents.

For YATRA ONLINE LIMITED

Authorised Signatory

12.4 **Financial Covenants**

In addition to the aforesaid covenants, the Borrower(s) shall also comply with the financial covenants stipulated in the Facility Letter.

13 **SECURITY**

The Facilities together with the Obligations shall be secured by way of security interest over the Security, if any, stipulated in the Facility Letter from time to time, and shall be created and perfected within the timelines as set out in the Facility Letter, from time to time. In the event the Facilities are secured, the additional terms as set out in Schedule 3 hereto shall be applicable.

14 **SAID CLAUSE STANDS DELETED**

15 **EVENTS OF DEFAULT**

The occurrence of any one or more of the following events, subject to cure period (*if any*) provided in Schedule 2 hereto, shall constitute an Event of Default under this Agreement:

15.1 **Payment Default:** Failure by the Borrower in payment when due of any of the Obligations on the respective Due Dates at the place and in the currency expressed to be payable in the Transaction Documents.

15.2 **Misrepresentations and Covenants:** Misrepresentations and Covenants: Failure by the Borrower to comply with any provision of the Transaction Documents or in the performance of any of I ts/their obligations as stated therein or breach of any representation, warranty or undertaking or covenant under the Transaction Documents.

15.3 **Cross Default:** The Borrower fails to pay any Financial Indebtedness or perform any of its obligation under any agreement pursuant to which there is any outstanding Financial Indebtedness, and any such failure continues for more than any applicable grace period, if any, or any such Financial Indebtedness becomes prematurely due and payable or is placed on demand.

15.4 **Material Adverse Effect:** Occurrence of a Material Adverse Effect.

15.5 **Winding up, Bankruptcy, Dissolution:** Any notice/ action in relation to actual or threatened/ liquidation/ dissolution/ bankruptcy/insolvency /ceasing to carry on business of Borrower(s) (voluntary or involuntary); any Person makes or threatens to make any application under the Insolvency and Bankruptcy Code, 2016 against Borrower and/or any notice is received in relation to the same.

15.6 **Repudiation or Unlawfulness:** Any of the Transaction Documents ceases to exist, to be valid, effective, enforceable or is terminated in a manner not in accordance with the terms of that Transaction Document.

15.7 **Authorisations:** Any Authorisation or other requirement of the Borrower(s) necessary to carry on its/their business as is substantially being carried on the date of execution of this Agreement is modified, revoked or withheld or does not remain in full force and effect.

15.8 **Attachment or Judgements:** (a) An attachment or restraint on the properties of the Borrower resulting in a Material Adverse Effect; or (b) the Borrower have failed to pay one or more amounts due under any judgments or decrees unless such judgment or decree is appealed against within the time period prescribed by Applicable Law and stayed by a court of law.

15.9 **Legal Proceedings:** Commencement of or existence of any Legal Proceedings, investigation or proceeding that may have a Material Adverse Effect.

For YATRA ONLINE LIMITED

Authorised Signatory

15.10 **Cessation or Change of Business:** (a) The Borrower(s) cease(s) or threatens (in writing) to cease(s), to carry on all or a substantial part of its/their business; or (b) the Borrower(s) materially changes or threatens to materially change the general nature or scope of its/their business from that carried on at the date of execution of this Agreement.

15.11 **Nationalization:** Any Government Authority shall have condemned, acquired, nationalised, appropriated, confiscated, seized, assumed custody or control of or otherwise expropriated all or any part of the assets of any of the Obligor(s).

15.12 **Change in Control:** There is a change in ownership, management and/or Control of the Borrower(s) including without limitation any change in the senior management, by whatever name called, without prior intimation to the Lender(s).

15.13 **Insurance:** If (a) the Borrower(s) fail(s) to procure and maintain insurance on its assets in accordance with the Transaction Documents; (b) any insurance contracted or taken by the Borrower(s) is not, or ceases to be, in full force and effect, at any time when it is required to be in effect or any insurance is avoided.

16 CONSEQUENCES OF EVENT OF DEFAULT

Upon the occurrence of an Event of Default, if any, the Lender(s) may, without prejudice to any rights it may have, take one or more of the following actions including but not limited to:

16.1 declare all amounts payable by the Borrower(s) with respect to the Facilities to be due and payable immediately;

16.2 declare that the obligations of the Lender(s) to make any further advances under the Facilities shall be suspended or cancelled;

16.3 levy Additional Interest/ Penal Charges/ Additional Commission and/or re-price the Facilities;

16.4 utilise any amounts in the bank account to service and repay the Facilities;

16.5 require the Borrower(s) to re-constitute its Board (*or any analogous body*) with sufficiently qualified or experienced Persons and appoint whole time directors to the Board (*or similar persons in case of any analogous body*), as may be satisfactory to the Lender(s);

16.6 substitute / restructure the management set up of the Borrower(s), as may be satisfactory to the Lender(s);

16.7 carry out technical, legal and / or financial inspection in respect of the Borrower(s) business, facilities and books of account with the assistance of the Borrower(s) representative at the Borrower(s) cost;

16.8 instruct any Person, who is liable to make any payment to the Borrower(s), to pay directly to the Lender(s);

16.9 exercise such other rights as may be available to the Lender(s) under the Transaction Documents or Applicable Law;

16.10 demand the Borrower(s) to furnish cash collateral in respect of the Non-Fund Based Facilities availed by the Borrower(s) but not devolved;

16.11 **SAID CLAUSE STANDS DELETED**

For YATRA ONLINE LIMITED

Authorised Signatory

17 INDEMNITY

17.1 The Borrower(s) shall, on demand by the Lender(s), indemnify the Lender(s) and each of its respective officers, directors, employees, representatives, attorneys and agents ("**the Indemnified Party**") from and hold each of them harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against the Indemnified Party from and hold each Indemnified Party harmless in any way in connection with or arising out of the negotiation, preservation or enforcement of any rights under, or in carrying out its duties and obligations under the Transaction Documents.

17.2 The Borrower(s) hereby authorise(s) the Lender(s) to act and rely on any instructions or communications for any purpose which may, from time to time, be or purport to be given by facsimile, email, tele-copier, untested telex, cable or any other form of electronic communication by the Borrower(s). The Borrower(s) acknowledge(s) that (a) sending information by fax or email or any other form of electronic communication is not a secure means of sending information; (b) the Borrower(s) is/are aware of the risks involved in sending instruction/communication by fax or email or any other form of electronic communication, including the risk that such instructions/communication may be fraudulently or mistakenly written, altered or sent & not be received in whole or in part by the intended recipient; and (c) the request to the Lender(s) to accept and act on instructions/communication is for the Borrower(s)' convenience and benefit only. The Borrower(s) hereby agree(s) that all such risks shall be fully borne by the Borrower(s) and the Borrower(s) assume full responsibility for the same, and the Lender(s) shall not be liable for any losses or damages arising upon the Lender(s) acting, or the Lender(s) failure to act, wholly or in part in accordance with instructions given by facsimile, email, tele-copier, untested telex, cable or any other form of electronic communication. The Borrower(s) shall indemnify the Indemnified Party and keep the Indemnified Party indemnified from and against all claims either by the Borrower(s) or any other, actions, demands, liabilities, costs, charges, damages, losses, expenses and consequences of whatever nature (including legal fees on a full indemnity basis) which may be brought or preferred against the Indemnified Party or which the Indemnified Party may suffer, incur or sustain by reason of or on account of the Indemnified Party having so acted whether wrongly or mistakenly or not, or of the Indemnified Party failing to act wholly or in part in accordance with the instructions received vide such forms of electronic communication and the terms of this Agreement.

18 DISCLOSURE

18.1 Upon the occurrence of an Event of Default, the Lender(s) shall be entitled to disclose to the RBI or any other Government Authority or to any Person, the name of the Borrower(s) and/or its/their directors and the default committed. In case of payment Event of Default, the Lender(s) or the RBI shall have an unqualified right to disclose or publish the name and photograph of the Borrower(s) and/or its/their directors as defaulters (*including as willful defaulters*)/non-co-operative Borrower(s) in such manner and through such medium as the Lender(s) and/or the RBI in their absolute discretion may deem fit.

18.2 The Borrower(s) hereby agree(s) and confirm(s) that the Lender(s) shall have the right to disclose and share any information pertaining to the Borrower(s) including, but not limited to, credit facility/ies, constitution, net worth, shareholding of the Borrower(s) with (i) any other Lender(s)/financial institution(s) in the form and manner prescribed by the RBI; (ii) any agent, contractor, third party service provider or professional adviser (*wherever situate*) of the Lender(s); (iii) any Person to (*or through*) whom the Lender(s) assign(s) or transfer(s) or novatee(s) all or any of its rights or obligations under the Transaction Documents; (iv) any Person to whom the Lender(s) is/are required to make disclosure under Applicable Law.

For YATRA ONLINE LIMITED

Authorised Signatory

18.3 The Borrower(s) hereby gives specific consent to the Lender(s) for disclosing and submitting the 'financial information' as defined under the Insolvency and Bankruptcy Code with respect to the Facilities, to any 'Information Utility'("**the IU**") as defined under the Insolvency and Bankruptcy Code and hereby specifically agrees to promptly authenticate the 'financial information' submitted by the Lender(s), as and when requested by the concerned IU.

19 LIEN AND SET-OFF

The Lender(s) shall have a lien and right of set-off on all monies belonging to the Borrower(s) standing to their credit in the bank account of the Borrower(s) with the Lender(s). The rights conferred on the Lender(s) hereunder shall be in addition to and without prejudice to any other recourse which the Lender(s) may now or hereafter hold.

20 WAIVERS AND AMENDMENTS

20.1 No failure to exercise, nor any delay in exercising any right or remedy by the Lender(s) under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of any other right or remedy by the Lender(s) in respect of any other default or otherwise.

20.2 The rights and remedies provided in this Agreement are cumulative and not exclusive of their rights under Applicable law and may be waived only in writing and at the Lender(s)' sole discretion.

20.3 This Agreement may be amended only by mutual written agreement between the Parties.

21 NOTICES

21.1 All notices and other communications provided for hereunder shall be in writing and, unless otherwise stated, may be given in person, by post or courier or by email at the addresses of a Party specified in Schedule 2 hereto. Each Party shall inform the other Party of any change in its details of communications provided in Schedule 2 hereto by not less than 5 (five) Business Days, failing which, the notice so sent as per the last address provided by such Party shall be deemed to properly served.

21.2 All such notices and communications made or delivered by the Lender(s) to the Borrower(s) under or in connection with this Agreement shall be effective (i) if sent by person, when delivered, (ii) if sent by courier, (a) 1 (one) Business Day after deposit with an overnight courier if for inland delivery and (b) 5 (five) Business Days after deposit with an international courier if for overseas delivery; (iii) if sent by registered letter when the acknowledgement of delivery is received; and (iv) if sent by email, when sent. *Provided* however that any notice or communication to the Lender(s) shall be effective only on actual receipt by the authorised person of the Lender(s) for whose attention the notice or communication has been expressly marked.

22 LENDER(S)' ACCOUNTS BEING CONCLUSIVE

The entries made in the accounts / account books / records of the Lender(s) maintained in accordance with its usual practice and in compliance with the Applicable Law and/or a statement signed by a designated officer of the Lender(s), shall be final and binding on the Borrower(s) and shall be prima-facie and conclusive evidence of the existence and amount of obligations of the Borrower(s) as therein recorded except for the errors that are apparent on the face of it and notified to the Lender(s) within 7 (seven) days from receipt of statement of account by the Borrower(s).

For YATRA ONLINE LIMITED

Authorised Signatory

23 **GOVERNING LAW AND JURISDICTION**

23.1 This Agreement shall be governed by and construed in accordance with Indian law.

23.2 The Borrower(s) agrees that the courts/ tribunals as specified in Schedule 2 shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement may be brought in such courts or the tribunals.

23.3 Nothing contained herein shall limit the right of the Lender(s) to initiate any Legal Proceedings in any other court or tribunal of competent jurisdiction, nor shall the taking of Legal Proceedings in one or more jurisdictions preclude the taking of Legal Proceedings in any other jurisdiction whether concurrently or not.

24 **ASSIGNMENT, NOVATION AND RISK PARTICIPATION**

24.1 The Borrower(s) hereby consent(s) and acknowledge(s) that the Lender(s) may assign, transfer or novate all of its rights, benefits and obligations hereunder or under the Transaction Documents (to which it is a party) to any bank, financial institution, non-banking financial institution, asset reconstruction company and/or any securitization company or any other Person without consent from the Borrower(s) provided that the terms of the novation, assignment and transfer do not increase the obligations of the Obligors.

24.2 The Borrower(s) shall not have any right to assign or transfer its obligations towards the Lender(s) to any person / third party. The Borrower(s) hereby unconditionally waives its claim/right and confirms and accepts that, it shall not assign or transfer its obligations towards the Lender(s).

25 **MISCELLANEOUS**

25.1 **Survival:** The obligations of the Borrower(s) under this Agreement will not be affected by: (i) any unenforceability, illegality or invalidity of any obligation of any Person under a Transaction Document; or (ii) the breach, frustration or non-fulfilment of any provisions of, or claim arising out of or in connection with a Transaction Document.

25.2 **Severability:** If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

25.3 **Extent of Liability:** In the event of there being more than one Borrower, the obligations of each Borrower(s) hereunder shall be joint and several. Each Borrower(s) agrees that the Lender(s) may commence Legal Proceedings collectively against all the Borrowers or against any one or more Borrower(s) without the necessity of first attempting to collect the Obligations from any specific Borrower(s) and without impairing the rights of the Lender(s) against other Borrowers under this Agreement. The Lender(s) may release any one or more of the Borrowers from this Agreement and compound with or otherwise vary or agree to vary the liability of or grant time or indulgence to or make other arrangements with any one or several Borrowers or any other Person, without prejudicing or affecting its rights and remedies against the other Borrowers.

25.4 **Consumer Education:** The Borrower(s) hereby agrees and acknowledges that the Facilities shall be subject to the guidelines issued by RBI from time to time, and that in case of any failure/default/delay in payment/ repayment/ reimbursement, as the case may be, of any interest/ commission/ principal amounts under the Facilities, the Facilities may be classified as Special Mention Account (**"SMA"**) and/ or Non Performing Asset (**"NPA"**) and/ or Out of Order, as may be applicable, in accordance with the guidelines issued by the RBI, from time to time.

For YATRA ONLINE LIMITED

Authorised Signatory

The Borrower(s) further agrees, acknowledges and confirms that it has read and understood the below mentioned concepts/ clarifications/ illustrative examples.

"Overdue" means the principal/ interest/ any charges/ amounts levied on the loan account which are payable but have not been paid within the period stipulated as per the terms of sanction of the credit facility. In other words, any amount due to the lender under any credit facility is 'overdue' if it is not paid on the due date fixed by the lender.

"Non Performing Asset" is a loan or advance where:

a) interest and/or instalment of principal remains overdue for a period of more than 90 days in respect of a term loan;
b) the account remains 'out of order' as indicated below in respect of an overdraft/ cash credit facility;
c) the bill remains overdue for a period of more than 90 days in the case of bills purchased and discounted;
d) the instalment of principal or interest thereon remains overdue for two crop seasons for short duration crops; or
e) the instalment of principal or interest thereon remains overdue for one crop season for long duration crops.

"Out of Order" - an account shall be treated as 'out of order', if:

a) the outstanding balance in the overdraft/ cash credit account remains continuously in excess of the sanctioned limit/ drawing power of 90 days, or
b) the outstanding balance in the overdraft/ cash credit account is less than the sanctioned limit/ drawing power but there are no credits continuously for 90 days, or the outstanding balance in the overdraft/ cash credit account is less than the sanctioned limit/ drawing power but credits are not enough to cover the interest debited during the previous 90 days period.

Further, the Borrower(s) agrees, acknowledges and confirms that immediately upon any default, the account of the Borrower(s) may be classified as SMA as follows, subject to the guidelines issued by RBI, from time to time.

In case of the Facilities is not sanctioned on revolving basis		**In case of the Facilities is sanctioned on revolving basis**	
SMA Sub-categories	**Basis for classification – Principal or interest/ commission payment or any other amount wholly or partly overdue**	**SMA Sub-categories**	**Basis for classification – Outstanding balance remains continuously in excess of the sanctioned limit or drawing power, whichever is lower, for a period of:**
SMA-0	Upto 30 days	-	
SMA-1	More than 30 days and upto 60 days	SMA-1	More than 30 days and upto 60 days
SMA-2	More than 60 days and upto 90 days	SMA-2	More than 60 days and upto 90 days

The Borrower(s) is/are aware that the account of the Borrower(s) may be classified as NPA/SMA/Out of Order in accordance with RBI Master Circular - Prudential norms on Income Recognition, Asset Classification and Provisioning pertaining to Advances, as amended from time to time and other applicable guidelines issued by RBI, from time to time.

For YATRA ONLINE LIMITED

Authorised Signatory

The Borrower(s) irrevocably and unconditionally agrees and confirms that it shall not raise any dispute regarding the classification of the Facilities/Borrower(s)' account as Out of Order and/ or SMA and/ or NPA, as may be applicable, in accordance with the above and as per guidelines issued by RBI, from time to time. The Borrower(s) further agrees and confirms that it shall be the sole responsibility of the Borrower(s) to keep itself apprised of any guidelines as may be issued/ amended by RBI, from time to time, regarding classification of loan accounts as Out of Order and/ or SMA and/ or NPA, and the Lender(s) shall not be liable to inform/ communicate to the Borrower(s) regarding introduction/ amendment of any guidelines issued by RBI, from time to time on classification of loan accounts as Out of Order and/ or SMA and/ or NPA.Below is an illustrative movement of an account to SMA category to NPA category based on delay/ non-payment of dues and subsequent upgradation to standard category at day end process:

Due date of payment	Payment Date	Payment covers	Age of oldest dues in days	SMA/ NPA Categorisation	SMA since Date/ SMA class date	NPA Categorisation	NPA Date
01.01.2022	01.01.2022	Entire dues upto 01.01.2022	0	NIL	NA	NA	NA
01.02.2022	01.02.2022	Partly paid dues of 01.02.2022	1	SMA-0	01.02.2022	NA	NA
01.02.2022	02.02.2022	Partly paid dues of 01.02.2022	2	SMA-0	01.02.2022	NA	NA
01.03.2022		Dues of 01.02.2022 not fully paid 01.03.2022 is also due at EOD 01.03.2022	29	SMA-0	01.02.2022	NA	NA
		Dues of 01.02.2022 fully paid, Due for 01.03.2022 not paid at EOD 01.03.2022	1	SMA-0	01.03.2022	NA	NA
		No payment of full dues of 01.02.2022 and 01.03.2022 at EOD 03.03.2022	31	SMA-1	01.02.2022 / 03.03.2022	NA	NA

For YATRA ONLINE LIMITED

Authorised Signatory

Due date of payment	Payment Date	Payment covers	Age of oldest dues in days	SMA / NPA Categorisation	SMA since Date / SMA class date	NPA Categorisation	NPA Date
		Dues of 01.02.2022 fully paid, Due for 01.03.2022 not fully paid at EOD 01.03.2022	1	SMA-0	01.03.2022	NA	NA
01.04.2022		No payment of dues of 01.02.2022 , 01.03.2022 and amount due on 01.04.2022 at EOD 01.04.2022	60	SMA-1	01.02.2022 / 03.03.2022	NA	NA
		No payment of dues of 01.02.2022 till 01.04.2022 at EOD 02.04.2022	61	SMA-2	01.02.2022 / 02.04.2022	NA	NA
01.05.2022		No payment of dues of 01.02.2022 till 01.05.2022 at EOD 01.05.2022	90	SMA-2	01.02.2022 / 02.04.2022	NA	NA
		No payment of dues of 01.02.2022 till 01.05.2022 at EOD 02.05.2022	91	NPA	NA	NPA	02.05.2022
01.06.2022	01.06.2022	Fully paid dues of 01.02.2022 at EOD 01.06.2022	93	NPA	NA	NPA	02.05.2022

For YATRA ONLINE LIMITED

Authorised Signatory

Due date of payment	Payment Date	Payment covers	Age of oldest dues in days	SMA / NPA Categorisation	SMA since Date / SMA class date	NPA Categorisation	NPA Date
01.07.2022	01.07.2022	Paid entire dues of 01.03.2022 & 01.04.2022 at EOD 01.07.2022	62	NPA	NA	NPA	02.05.2022
01.08.2022	01.08.2022	Paid entire dues of 01.05.2022 & 01.06.2022 at EOD 01.08.2022	32	NPA	NA	NPA	02.05.2022
01.09.2022	01.09.2022	Paid entire dues of 01.07.2022 & 01.08.2022 at EOD 01.09.2022	1	NPA	NA	NPA	02.05.2022
01.10.2022	01.10.2022	Paid entire dues of 01.09.2022 & 01.10.2022	0	Standard Account with no over dues	NA	NA	STD from 01.10.2022

The Borrower(s) agrees and confirms that the above examples are illustrative and not exhaustive in nature, and that the guidelines/ clarifications issued by RBI, from time to time, on the subjects referred above will prevail notwithstanding the above.

For YATRA ONLINE LIMITED

Authorised Signatory

25.5 **Effectiveness:** This Agreement shall become effective from the date of this Agreement as specified in Schedule 2 and until the Final Settlement Date.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and acknowledged by their respective officers or representatives.

The Common Seal of **YATRA ONLINE LIMITED** has, pursuant to the Resolution of its Board of Directors passed in that behalf on the _____ day of __________________________, hereunto been affixed in the presence of Mr./ Ms. ______________ and Mr./ Ms. _______________ at **Haryana,** who have signed these presents in token thereof.

NA

Or

Signed and Delivered on behalf of **YATRA ONLINE LIMITED** the within named Borrower, at **Haryana** by its authorized signatory.

For **YES BANK LIMITED.**

For YATRA ONLINE LIMITED

Authorised Signatory

SCHEDULE 1

DEFINITIONS

"**Additional Commission**" shall mean the commission at the rate mentioned in the Facility Letter payable by the Borrower(s) to the Lender(s) over and above the Applicable Commission in connection with relevant Non-Fund Based Facilities, as per terms of the Transaction Documents.

"**Additional Interest**" shall mean the additional interest at the rate as mentioned in the Facility Letter, payable by the Borrower(s) to the Lender(s) over and above the Applicable Rate of Interest on **(i)** the Fund Based Facilities denominated/ disbursed in the foreign currency, **(ii)** the Fund Based Facilities in the nature of export credit facilities (*whether denominated/ disbursed in the INR or any foreign currency*), and **(iii)** any other facilities as the Lender(s) may specify from time to time to be subject to the provision of Additional Interest, in each case as per terms of the Transaction Documents.

"**Affiliate**" in relation to any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control of the former.

"**Applicable Commission**" shall mean the commission at the rate mentioned in the Facility Letter payable by the Borrower(s) to the Lender(s) in connection with the relevant Non-Fund Based Facility.

"**Applicable Law**" shall mean and include all statutes, enactments, acts of legislature, laws, ordinances, rules, bye-laws, regulations, notifications, guidelines, policies, directions, directives and orders of any Government Authority, court, tribunal, board or recognized stock exchange.

"**Applicable Rate of Interest**" shall mean the rate of interest mentioned in the Facility Letter payable by the Borrower(s) to the Lender(s) in connection with Fund Based Facilities.

"**Authorisation**" shall mean any consent, license, approval, registration, permit, clearance or no objection certificates or corporate authorisation or other authorisation of any nature which is required to be granted by any Government Authority: (a) for fulfilling by the Borrower(s) under the Transaction Documents its obligations, and the making by it of the payments contemplated by the Transaction Documents; (b) for the enforceability of any Transaction Document and the making of any payments contemplated thereunder.

"**Available Limits**" shall mean the amounts available at any time to the Borrower(s) for Drawdown under the Facilities.

"**Availability Period**" shall mean the period during which the Borrower(s) is entitled to make a Drawdown as mentioned in the Facility Letter.

"**Benchmark Rate**" shall in relation to the Lender(s), be their respective MCLR or PLR or T-Bill, MIBOR or such other relevant reference rate, as the case may be, as specified by such Lender(s) from time to time.

"**Benchmark Reset Date**" shall mean the date(s) of reset of the Benchmark Rate as provided in the Facility Letter or as may be mutually agreed upon between the Parties from time to time.

"**Board**" shall mean the board of directors of the Borrower(s).

"**Business Day**" shall mean a day other than a Sunday or public holiday on which the office/branch of the Lender(s) specified in the Schedule 2 hereto is open for business.

"**Charges**" shall mean non-refundable and non-adjustable commitment charges, documentation charges and annual renewal fee, if any, to be paid by Borrower(s) at the rate as specified in the Facility Letter.

For YATRA ONLINE LIMITED

Authorised Signatory

"**Companies Act**" shall mean the Companies Act, 2013 and the rules made thereunder.

"**Control**" shall have the meaning given to such term in the Companies Act.

"**Drawing Power**" in connection with the Facilities, shall mean the ability of the Borrower(s) to make drawals from time to time under each of the Facilities up to the sanctioned amount but not exceeding the value of the current assets, if any, provided as Security to the Lender(s) for such Facilities less the corresponding Margin or such other amount as may be ascertained by the Lender(s) from time to time at its sole discretion.

"**Due Date**" shall mean the date(s) on which the Obligations or any part becomes due and payable in terms of this Agreement and/or the other Transaction Documents.

"**Event of Default**" shall mean event(s) of default as set out in this Agreement and other Transaction Documents.

"**Facilities**" shall mean the Fund Based Facilities and Non-Fund Based Facilities, not exceeding such amount as is specified as 'Facilities Amount' in Schedule 2 hereto, as may be amended from time to time in accordance with the provisions of the Transaction Documents, and subject to the agreement/ arrangement between the Borrower(s) and the Lender(s), shall also include any non-fund based working capital facilities (*including but not limited to any bank guarantee, counter bank guarantee, standby letter of credit, and/or letter of credit facilities*) not exceeding the aggregate amounts of the Facilities as is specified as 'Facilities Amount' in Schedule 2 hereto, provided by the Lender(s) to the Borrower(s) pursuant to the provisions of any other document(s), whether provided on, or prior to, after, the date of this Agreement.

"**Facility Letter**" shall mean the letter(s) issued by the Lender(s) to the Borrower(s) in connection with the Facilities as mentioned in Schedule 2 hereto, which term shall include any amendments, modifications and supplements issued thereto from time to time.

"**Financial Indebtedness**" shall mean, in relation to any Person, any indebtedness whatsoever of such Person at any time for or with respect to monies borrowed, contracted or raised (whether or not for cash consideration) or liabilities contracted by whatever means (including under guarantees, indemnities, acceptance, credits, deposits, hire-purchase and leasing) and for the avoidance of doubt, shall include 'financial debt' (as defined under the Insolvency and Bankruptcy Code).

"**Final Settlement Date**" shall mean the date on which all Obligations have been irrevocably and unconditionally paid and discharged in full to the satisfaction of the Lender(s).

"**Fund Based Facilities**" shall mean the fund based facilities more particularly set out in the Facility Letter sanctioned/agreed to be sanctioned by the Lender(s) to the Borrower(s) *vide* the Facility Letter and in accordance with the terms and conditions set out in this Agreement.

"**FX Benchmark Standard T&C**" shall mean, in case the Facilities or part thereof is disbursed or converted into foreign currency and linked to any RFR (whether by way of rate switch or hardwired), the standard terms and conditions uploaded on www.yesbank.in.

"**Government Authority**" shall mean the government of India or the government of any other state of India or any ministry, department, local/statutory/regulatory authority, board, instrumentality, agency, corporation (*to the extent acting in a legislative, judicial or administrative capacity and not as a contracting party with the Borrower(s)*).

"**INR**" shall mean the lawful currency of India.

"**Increased Costs**" shall mean (i) an additional or increased cost; (ii) a reduction in the rate of return from the Facilities or on the Lender(s)' (*or its Affiliate's*) overall capital (*including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Lender(s) or one of its affiliates*); or (iii) a reduction of an amount due and payable under the Transaction Documents.

For YATRA ONLINE LIMITED

Authorised Signatory

"**Insolvency and Bankruptcy Code**" shall mean the Insolvency and Bankruptcy Code, 2016 read with the relevant regulations/ rules framed under the said Code (as amended and in force from time to time and as specified there under from time to time).

"**Interest Payment Date**" shall mean the interest payment date as mentioned in the Facility Letter.

"**Irregularity**" shall mean and include drawals by the Borrower(s) exceeding the Drawing Power / limits stipulated from time to time by the Lender(s) against each of the Facilities.

"**Legal Proceeding(s)**" shall mean any litigation, judicial, quasi-judicial, administrative, regulatory, statutory or arbitral proceedings or proceedings with respect to any commission of inquiry.

"**Margin**" shall mean margin as mentioned in the Facility Letter.

"**Material Adverse Effect**" shall mean the consequence of any event or circumstance (*financial or otherwise, including change in Applicable Law*) which in the sole opinion of the Lender(s) is or is likely: (i) to be adverse to the ability of the Obligor(s) to perform or comply with its/ their obligations under the Transaction Documents; or (ii) to be prejudicial to the businesses, operations or financial condition, properties, assets or prospects of the Obligor(s); or (iii) to adversely affect the legality, validity, binding nature or enforceability of the Transaction Documents.

"**Non-Fund Based Facilities**" shall mean non-fund based facilities set out in the Facility Letter, sanctioned/agreed to be sanctioned by the Lender(s) to the Borrower(s) *vide* the Facility Letter and in accordance with the terms and conditions set out in this Agreement.

"**Obligations**" shall mean all amounts due under the Facilities (*actual or contingent*), including all interest, Additional Interest, Penal Charges, Applicable Commission, Additional Commission, Charges, commitment charges, documentation charges, interest tax, Prepayment Charges, costs, expenses and all other amounts whatsoever payable/repayable by the Borrower(s) to the Lender(s) under the Transaction Documents.

"**Obligor(s)**" shall mean the Borrower(s), the Guarantors and the Persons who have created Security in favor of the Lender(s)/ Person acting on behalf of the Lender(s).

"**Overall Limits**" shall mean the aggregate of various Facilities as specified in the Facility Letter or as may be increased/decreased by the Lender(s) from time to time at its discretion.

"**Penal Charges**" shall mean the penal charges payable by the Borrower(s) to the Lender(s) on the Fund Based Facilities denominated/ disbursed in INR (*other than any export credit facilities and any other facility specified by the Lender(s) from time to time*), as per terms of the Transaction Documents, in case of any breach and/or non-compliance with the provisions of the Transaction Documents as set out in the Schedule of Charges and/or breach of any provisions set out in Schedule 2 hereto for which penal charges are applicable as per terms of the Transaction Documents.

"**Person**" shall unless specifically provided otherwise, mean to include an individual, statutory corporation, body corporate, partnership, joint venture, association of persons, Hindu Undivided Family (HUF), societies (*including co-operative societies*), trust, unincorporated organisation, government (*central, state or otherwise*), sovereign state, or any agency, department, authority or political subdivision thereof, international organisation, agency or authority (*in each case, whether or not having separate legal personality*) and shall include their respective successors and assigns and in case of an individual shall include his legal representatives, administrators, executors and heirs and in case of a trust shall include the trustee or the trustees for the time being.

"**Potential Event of Default**" shall mean an event which with the giving of notice (*if required under the terms of the Transaction Documents*), lapse of time, determination of materiality, or fulfillment of any other applicable condition or any combination of the foregoing or otherwise, would constitute an Event of Default.

For YATRA ONLINE LIMITED

Authorised Signatory

"**Prepayment Charges**" shall mean any charges payable by the Borrower(s) to the Lender(s) on account of prepayment of the Fund Based Facilities, whether voluntary or mandatory, as mentioned in the Facility Letter.

"**Purpose**" shall mean the purpose as mentioned in the Facility Letter.

"**RFR**" shall have the same meaning ascribed to the term in the FX Benchmark Standard T&C.

"**Schedules**" shall mean schedules attached to this Agreement.

"**Schedule of Charges**" shall mean the schedule of charges setting out the Penal Charges, as amended from time to time. The Schedule of Charges may be amended by the Lender(s) from time to time which shall be available on the website of the Lender(s) at www.yesbank.in.

"**Securities**" or "**Security**" shall mean the encumbrance created by the Obligor(s) in favor/ for the benefit of the Lender(s) to secure the Facilities, as more particularly described in the Facility Letter.

"**Security Documents**" shall mean any documents executed by the Obligor(s) in favor of/ for the benefit of the Lender(s) for creating, perfecting and/ or evidencing any encumbrance over the assets owned by the Obligor(s) to secure the Facilities and all other amounts and obligations of the Borrower(s) to the Lender(s) under the Transaction Documents.

"**Transaction Documents**" includes this Agreement, the Security Documents, the Facility Letter, the Schedule of Charges, and any other document designated as the Transaction Documents by the Lender(s) including any amendments/ supplements/modifications thereto.

For YATRA ONLINE LIMITED

Authorised Signatory

SCHEDULE 2

COMMERCIAL DETAILS

A. Parties:

1.	Name and Notice Details of the Borrower(s)	**YATRA ONLINE LIMITED,** a company incorporated in India under the Companies Act, 2013, having corporate identification number L63040MH2005PLC158404, with its registered office at B2/101, 1st Flr Marathon Innova, Marathon Nextgen Complex B Wing, G. Kadam Marg, Opp. Peninsula Corp Park, Lower Parel (W), Mumbai, Maharashtra - 400013 and having its corporate office at Gulf Adiba, 4th Floor, Plot No. 272, Phase II, Udyog Vihar, Sector 20, Gurugram, Haryana - 122008 and shall include its successors and permitted assigns. E-mail id: mayank.gaba@yatra.com Telephone: 9971516667 Attention: Mr. Dhruv Shringi and Mr. Manish Amin
2.	Name and Notice Details of the Lender(s)	**YES BANK LIMITED,** a company incorporated and registered under the Companies Act, 1956 and a banking company within the meaning of section 5(c) of the Banking Regulation Act, 1949, having its registered office at YES Bank House, Off Western Express Highway, Santacruz (East), Mumbai, Maharashtra- 400 055 and amongst others a branch office at ______________, which expression shall, unless repugnant to the subject or context thereof, be deemed to include their successors, transferees, novatees, and assigns. E-mail id: DelhiCADMidoffice@yesbank.in Telephone: NA Attention: YES BANK LIMITED
3.	Details of Facility Letter	Facility Letter Ref. No. **YBL/DEL/FL/1639/2024-25 dated January 08,2025 and addendum Facility letter ref No. YBL/DEL/FL/1640/2024-25 dated January 08,2025** including any addendums/amendments issued thereto.
4.	Facilities Amount	**INR 20,00,00,000 (Indian Rupees Twenty Crores Only)** *Above mentioned exposure to be availed in the manner set out in the Facility Letter Ref. No.* ***YBL/DEL/FL/1639/2024-25 dated January 08,2025 and addendum Facility letter ref No. YBL/DEL/FL/1640/2024-25 dated January 08,2025*** *including any addendums/amendments issued thereto.*
5.	Date and Place of execution of the Agreement	**Place: Haryana.** **Date:** **(a) In case the Parties have executed this Agreement electronically/ digitally -** The Agreement shall be dated as of the date of the last signature affixed by the Parties and shall be effective from such date. Date of signature by the respective Parties shall be as specified in/ below their respective electronic signatures. **or** **(b) In case this Agreement has been executed by the parties by way of setting forth their wet ink signature on the ____ day of ____________.**
6.	Cure Period	**S/.** | **Section reference** | **Cure Period**

For YATRA ONLINE LIMITED
Authorised Signatory

7.	Details of relevant jurisdiction	Courts/ Tribunals at **Haryana.**

B. Non-compliance of below mentioned conditions shall attract Additional Interest/Penal Charges/Additional Commission, as applicable:

(a) In case of default in creation and/or perfection of Securities as set out in the Facility Letter within 150 days from the date of first disbursement, the Borrower(s) shall be liable to pay to the Lender(s), the Additional Interest/Penal Charges/Additional Commission, as applicable, to be calculated from the date falling on the expiry of time period available creation and perfection of Securities till creation and perfection of the same to the satisfaction of the Lender(s).

(b) In case of any breach and/or non-compliance with the provisions of the Transaction Documents **(i)** as set out in the Schedule of Charges, and/or **(ii)** for which the Penal Charges are applicable as per terms of the Transaction Documents, the Borrower(s) shall be liable to pay to the Lender(s), the Penal Charges on the Fund Based Facilities denominated/ disbursed in INR (*other than any export credit facilities and any other facility specified by the Bank from time to time*), to be calculated from the date of occurrence of breach/ default till the same is cured to the satisfaction of the Lender(s).

(c) In case of breach of any covenant/ provision of the Transaction Documents including default in payment of monies under the Non-Fund Based Facilities on Due Date (*save as otherwise provided in the Transaction Documents*), or any representation or warranty being false, incorrect, omitted or misleading, the Borrower(s) shall be liable to pay to the Lender(s), the Additional Commission on the Non-Fund Based Facilities, to be calculated from the date of occurrence of default till the same is cured to the satisfaction of the Lender(s).

(d) In case (i) the Fund Based Facilities are denominated/ disbursed in foreign currency, and/or (ii) the Fund Based Facilities are in the nature of export credit facilities (*whether denominated/ disbursed in the INR or any foreign currency*), and/or (iii) any other facilities are subject to the provision of Additional Interest as specified by the Lender(s) from time to time, then in case of any breach of any covenant/ provision of the Transaction Documents including default in payment of such Facilities or any amount falling due thereunder on Due Date, or any representation or warranty being false, incorrect, omitted or misleading, the Borrower(s) shall be liable to pay Additional Interest to the Lender(s) on such Facilities, to be calculated from the date of occurrence of default till the same is cured to the satisfaction of the Lender(s).

(e) Any other event specified in the Transaction Documents breach whereof shall attract Additional Commission, Penal Charges, and/or Additional Interest, as applicable.

It is hereby clarified that for the purpose of calculating Additional Interest/ Penal Charges/ Additional Commission breach of each covenant or provision of this Agreement as mentioned in Clauses above, shall constitute an independent and separate defaults/non-compliance.

For YATRA ONLINE LIMITED

Authorised Signatory

SCHEDULE 3

TERMS PERTAINING TO SECURITY

Part A - Representations

The Borrower(s) makes the following additional representations and warranties as on the date of this Agreement and on each date until the Final Settlement Date, with reference to the facts and circumstances then subsisting, as if made at each such time:

1. **Good title:** The Borrower possesses or shall possess valid, right and marketable title and interest over the assets and revenues of the Borrower on which it grants or purports to grant as Security.

2. **No security interest**: Save as permitted under the Transaction Documents, no encumbrance or security interest exists or will exist over any of the assets charged to the Lender(s).

Part B - Covenants

Positive Covenants

The Borrower(s) further covenant(s) and undertake(s) that the Borrower(s) shall, until the Final Settlement Date, to the satisfaction of the Lender(s) or unless the Lender(s) waive(s) such compliance in writing:

1. maintain all its assets (including its property and assets forming part of the Security) in good working order and habitable condition and adequately insured;

2. ensure that the name of the Lender(s)/ its trustee is duly endorsed as the "Beneficiary"/"Loss Payee" on such insurance policies and all renewals thereof in relation to the property and assets forming part of the Security;

3. create, perfect and maintain the Security in full force and effect at all times (including the priority thereof);

4. preserve and protect the Security, and protect and enforce its rights and title, and the rights and title of the Lender(s) to the Security; and

5. maintain the Security Cover, if applicable.

The Borrower(s) acknowledges and confirms that the Security created to secure the Facilities, whether for (i) various facilities granted to the Borrower(s); or (ii) facilities granted to other borrowers shall be apportioned in such form and manner as decided by the Lender(s) in its sole discretion.

Information Covenants

The Borrower(s) shall promptly notify/deliver to the Lender(s) any notice received by the Borrower(s) purporting to cancel or adversely alter the terms of any insurance contract with respect to the Securities.

Negative Covenants

The Borrower(s) shall not without the prior written consent of the Lender(s) create or permit to subsist any encumbrance in any form whatsoever on any of its Security charged to the Lender(s).

For YATRA ONLINE LIMITED

Authorised Signatory

Part C – Events of Default

In addition to the events of default stated in the Agreement, occurrence of any one or more of the following events shall also constitute an Event of Default under the Agreement:

1. failure by the Borrower(s)/ Obligor(s) to create and perfect Security as stipulated in the Transaction Documents;

2. any of the Transaction Documents fails to create the security interest or fails to have the priority as stipulated or ceases to be in full force and effect;

3. if any circumstance or event occurs which is or is likely to prejudice, impair, imperil, depreciate or jeopardise any Security or any part thereof; and/or

4. the value of the any Security depreciates entitling the Lender(s) to call for further security and failure of the Borrower(s)/Obligors to provide such additional security within the time period stipulated by the Lender(s) at its sole discretion.

For YATRA ONLINE LIMITED

Authorised Signatory

YES BANK

SCHEDULE 4

ADDITIONAL TERMS AND CONDITIONS FOR INVOICE(S) DISCOUNTING/FINANCING FACILITY

The Borrower(s) hereby agrees that the invoice(s) discounting/financing facility being granted by the Lender(s) to the Borrower(s) shall be governed by the terms of the Agreement and the additional terms contained herein.

1. **Invoice(s) Discounting/Financing Facility**

   The Lender(s) has, at the request of the Borrower(s), agreed to negotiate and/ or discount and/or purchase and/or finance invoice(s) (hereinafter referred to as **"Invoice(s)"**) either on documents against acceptance basis or on documents against payment basis which are expressed either in foreign currency or in local currency and clean supported by railway receipts/motor truck receipts/challans/excise gate passes (if applicable) in respect of consignment of goods, drawn by the Borrower(s) on its various upcountry/local clients / foreign clients from time to time for amounts as stated in the Facility Letter.

2. **Definitions**

   All capitalized terms used but not specifically defined herein shall have the meaning ascribed to them under this Schedule or in the Agreement, as the case may be.

3. **Borrower(s)' obligations**

   The Borrower(s) hereby acknowledges, agrees and undertakes as follows:

   a) That the Invoice(s) that may be negotiated and/or discounted and/or purchased and/ or financed by the Lender(s) as aforesaid shall be promptly paid to the Lender(s) together with all interest, costs, charges and expenses due thereon by the Borrower(s) on the due dates or on demand by the Lender(s). The Borrower(s) hereby authorizes the Lender(s) to debit the Borrower(s)' account (*with the Lender(s)*) with the amount of such discounted/ negotiated/ purchased/ financed Invoice(s) together with all interest, Additional Interest/Penal Charges (*as applicable*), commission and all other sums due and payable in connection with the same. Without prejudice to the foregoing obligation of the Borrower(s), in case of breach or non-performance or non-observance of the obligations on the part of the drawee(s) of the said Invoice(s), the Borrower(s) hereby irrevocably and unconditionally agrees and undertakes to indemnify and keep indemnified the Lender(s) against all losses, costs, charges and expenses together with all legal charges (*on actual basis*) occasioned to the Lender(s) from time to time;

   b) That the Invoice(s) shall be drawn by the Borrower(s) in conformity with the laws applicable in India and/or in proforma prescribed by any regulatory body or state or central government in India from time to time indicating on the face thereof the description and quantity of goods sold or services provided, the number and date of the carrier's receipt and any other detail as may be required by the Lender(s);

   c) That the Invoice(s) shall be drawn with a usance, ordinarily, not exceeding 90 days (inclusive of grace period);

   d) That at the time of offering upcountry Invoice(s) for discounting/ negotiating/purchasing/ financing, it shall be accompanied by the railway receipts or motor transport receipts of transport companies approved/accepted by the drawee(s);

For YATRA ONLINE LIMITED

Authorised Signatory

e) That in case of local sales, the Invoice(s) shall bear acknowledgments of the purchasers in token of their having received the goods or services;

f) Without prejudice to the obligation of the Borrower(s) to pay/ repay to the Bank as aforesaid, the Borrower(s) shall ensure that upcountry Invoice(s) along with railway receipts or motor transport receipts of transport companies are accepted by the drawee(s) on presentation and retired on due dates. In the event of the Invoice(s) or railway receipts or motor transport receipts of transport companies remaining unaccepted on presentations or unpaid on due dates, the Lender(s) shall be entitled to recover the amount of such Invoice(s) along with overdue interest, Additional Interest/Penal Charges (*as applicable*), and other incidental charges by debiting the Borrower(s)' account maintained with the Lender(s);

g) That the Lender(s) shall be at liberty to not accept cheques drawn on local bank for payment of Invoice(s) unless such cheques are tendered at the Lender(s) before clearing hours on due dates. In the event of cheques being received late after clearing hours on due dates, the Lender(s) may treat the relative Invoice(s) as unpaid and may debit the amounts thereof to the Borrower(s)' account on due dates;

h) That the Lender(s) shall be at liberty and entitled to decide in its absolute and sole discretion to approve or reject the parties, on whom the Borrower(s) has drawn the Invoice(s) for discounting/ negotiating/ purchasing/ financing purposes;

i) That the Borrower(s) shall abide by such additional terms and conditions as the Lender(s) may stipulate from time to time;

j) That the Borrower(s) shall furnish to the Lender(s) in advance a list of parties on whom the Borrower(s) intends to draw Invoice(s) for prior approval of the Lender(s);

k) That the rates for discounting/ negotiating/ purchasing/ financing the Invoice(s) will be the rates as are prescribed by the Lender(s) from time to time;

l) That the Lender(s) shall be entitled to charge service charges at the rates prescribed by the Lender(s), from time to time, and out-of-pocket expenses such as telex, telephone registration and postal charges etc.;

m) That the Lender(s) may send the Invoice(s) either by registered acknowledgement due post or registered post or by ordinary post or by any courier service as is decided by the Lender(s) to any of the offices of the Lender(s) or directly to the drawees at the Borrower(s)' risk and responsibility as to the losses, if any, on the Invoice(s) or the proceeds of the Invoice(s) or of the goods or services represented by the Invoice(s) due to any cause whatsoever and the Borrower(s) agrees to hold the Lender(s) harmless and indemnified from and against all consequences that may arise from its doing so and from and against all losses, charges and expenses in sending the Invoice(s) accepted under these arrangements in the manner aforesaid;

n) That where the Invoice(s) accepted for collection are drawn on Central / State Government Department / Agencies and /at Public Sector Undertakings and /or Railways and /or other parties and /or Borrower(s)' customers accompanied by either railway receipts shipping documents or other documents evidencing title to goods like, motor receipts or receipt notes, take delivery notes, receipted challans or inspection notes in cases where the railway receipts, shipping documents or motor receipts have been forwarded direct to the concerned drawees / consignees and offered by the Borrower(s) to the Lender(s) for collection, the Borrower(s) shall deposit with the Lender(s) copies or the relevant documents along with the Invoice(s) evidencing dispatch of goods to the parties mentioned therein;

For YATRA ONLINE LIMITED

Authorised Signatory

o) That where at the request of the Borrower(s) the Lender(s) has agreed to include in the facilities granted under the Agreement credit sales made by Borrower(s) to the customers of the Borrower(s) whereby finished goods are directly sent to the customers at their request and copies of the relative Invoice(s) with or without receipted challans or accepted delivery notes, receipt notes, inspection notes, are tendered by the Borrower(s) to the Lender(s) as evidencing dispatch of finished goods and where under such circumstances or any other circumstances the Borrower(s) receives payment of the Invoice(s), the Borrower(s) shall immediately deposit the proceeds of the Invoice(s) and the sale proceeds of the goods covered by Invoice(s) directly received by the Borrower(s) or the agents of the Borrower(s) whether in cash or by cheque or by any other mode of payment in the account(s) of the Borrower(s) maintained with the Lender(s) towards payment of the outstandings in respect of the advances granted on the evidence of such Invoice(s);

p) That the Borrower(s) shall repay the advances of the Lender(s) within such number of days as may be stipulated by the Lender(s) of the utilization of the advances by the Borrower(s) on each occasion whether or not the payment of the said Invoice(s) is received by the Borrower(s) or if the Invoice(s) are returned unpaid for any reason whatsoever. The Lender(s) shall be entitled to debit the Borrower(s)' account with the said amount in accordance with the Clause 3(a) of this Schedule;

q) That the Borrower(s) shall indemnify the Lender(s) and keep the Lender(s) harmless and indemnified at all times against all losses, damages, actions, costs (between attorney and client), charges or expenses which may be made against or sustained or incurred by the Lender(s) (and whether paid by the Lender(s) or not) as a result of or in consequence of the Lender(s) having agreed to negotiate/ discount/ collect/ finance the Invoice(s) as also as a result of or in consequence of the Lender(s) through any of its respective offices or correspondents in India and elsewhere guaranteeing any irregularities or discrepancies that may be existing in the documents relating to the Invoice(s) in connection therewith. In no event and under no circumstances Borrower shall be liable for any indirect, incidental, consequential or special damages, including without limitation loss of revenue or loss of profit, or for any reason whatsoever arising under this Agreement and/or Transaction Documents;

r) That the Lender(s) shall have first and paramount lien on the Invoice(s) and the moneys received there under and the goods in course of transit covered by the documents of title to goods or other documents which purport to represent rights of title to goods accompanying the Invoice(s) shall remain pledged to the Lender(s) and irrespective of the rights of the Lender(s) as pledges of such goods in case of any dispute, the Lender(s) shall also have the lien on all Invoice(s), goods securities, documents and moneys belonging or purporting to belong to the Borrower(s) for all moneys, claims and demands due or to become due from the Borrower(s) to the Lender(s); and

For YATRA ONLINE LIMITED

Authorised Signatory

s) That in case the Invoice(s) are passed for payment for a reduced amount by the drawee(s), the Borrower(s) authorizes the Lender(s) to accept such reduced payment and the Borrower(s) shall make good the shortage or any loss arising therefrom and the Lender(s) will not be responsible in any manner whatsoever.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and acknowledged by their respective officers or representatives.

The Common Seal of **YATRA ONLINE LIMITED** has, pursuant to the Resolution of its Board of Directors passed in that behalf on the ______ day of ______________________, hereunto been affixed in the presence of Mr./ Ms. ____________ and Mr./ Ms. ____________ at **Haryana,** who have signed these presents in token thereof.

N/A

Or

Signed and Delivered on behalf of **YATRA ONLINE LIMITED** the within named Borrower, at **Haryana** by its authorized signatory.

For YATRA ONLINE LIMITED

Authorised Signatory

For YATRA ONLINE LIMITED

Authorised Signatory

For **YES BANK LIMITED**.

YES BANK

For YATRA ONLINE LIMITED

Authorised Signatory

SCHEDULE 5

ADDITIONAL TERMS AND CONDITIONS FOR BANK GUARANTEE/ STANDBY LETTER OF CREDIT FACILITY

The Borrower(s) hereby agrees that any bank guarantee/ standby letter of credit facility being issued/granted by the Lender(s) to the Borrower(s), shall be governed by the terms of this Agreement and the additional terms and conditions contained herein:

1. BANK GUARANTEE/ STANDBY LETTER OF CREDIT FACILITIES

1.1 The Lender(s) has, at the request of the Borrower(s), agreed to grant to the Borrower(s), the facilities in the nature of bank guarantees/standby letter(s) of credit as specified in the Facility Letter ("**the BG Facilities**") and agreed to issue bank guarantees/ standby letter(s) of credit (collectively the "**BGs**", which expression shall, as the context may permit or require, mean any or each of such BGs and all renewals made thereto from time to time) under the BG Facilities on behalf of the Borrower(s), its subsidiaries, group companies, joint venture (*in which the Borrower(s) is a partner*), its contractors, its sub-contractors, as specified in the Facility Letter, in favour of Persons acceptable to the Bank.

1.2 All amount(s) paid by the Lender(s) under the BG Facilities shall be treated as demand loan made to the Borrower(s) by the Lender(s). The Lender(s) may, at its sole discretion, without any further consent from the Borrower(s), debit any of the account of the Borrower(s) with the Lender(s), with the amount of any payments the Lender(s) is required to make/makes under or in respect of the BGs, as also all interest, commission, charges and other monies payable by the Borrower(s) in respect of the BGs.

2. DEFINITIONS

All capitalized terms used but not specifically defined herein shall have the respective meanings ascribed to them under this Schedule or the Agreement, as the case may be. In this Schedule, unless there is anything repugnant to the subject or context thereof, the following terms shall have the meanings ascribed to them herein below

"**Applicable Rate of Exchange**" shall mean:

i) in case a forward exchange contract/swap has not been booked by the Borrower(s) with the Lender(s), the applicable foreign currency bill selling rate of the Lender(s) prevailing on the day the Lender(s) may have to pay/ is called upon to pay under the BGs and/or any claim is made on the Lender(s) in relation to the BGs, as may be decided by the Lender(s) at its sole discretion. Provided however that, if the relevant rate of exchange is not quoted or not available for any reason on such day, then the rate prevailing on the immediately next Business Day when such rate shall be quoted or be available shall be the Applicable Rate of Exchange;

ii) the forward exchange contract /swap rate in case a forward exchange contract/swap has been booked by the Borrower(s) with the Lender(s).

For YATRA ONLINE LIMITED

Authorised Signatory

3. PAYMENT AND INTEREST

3.1 (i) Notwithstanding anything to the contrary, in case the Lender(s) may have to pay/be called upon to pay under the BGs and/or any claim is made on the Lender(s) in relation to the BGs including all interest, costs, charges and expenses which may be incurred by the Lender(s) or become payable by the Lender(s) in fulfillment of the terms of the BGs, and/or pays, all or any of the monies in pursuance of the BGs, the Borrower(s) shall, without questioning the reasonableness or validity or otherwise of any payment made or required to be made by the Lender(s) under the BGs, forthwith pay to the Lender(s), all amounts payable or as the case may be, paid by the Lender(s) and in case of BGs denominated in foreign currencies, the Indian rupee equivalent of such foreign currency amount calculated at the Applicable Rate of Exchange on the date determined by the Lender(s), including without limitation, all costs, charges and expenses whatsoever payable or paid, suffered or incurred by the Lender(s) in respect of or in relation to or arising out of the obligations undertaken under the BGs (collectively, the "**Defaulted Amounts – BGs**") and until such payment by the Borrower(s), the same shall unless otherwise agreed to by the Lender(s), be deemed to be on demand loans to the Borrower(s) carrying interest at the rate set out in the Transaction Documents, on and from the date of payment by the Lender(s).

(ii) The Borrower(s) hereby agrees that all payments made by the Lender(s) in foreign currencies may be, at the option of the Lender(s), converted into rupees with reference to the actual cost to the Lender(s) (including all commission or other Lender(s) charges and out-of-pocket expenses) in remitting the foreign currencies.

4. ADDITIONAL PROVISIONS:

4.1 The Borrower(s) hereby further agrees, confirms and undertakes as follows:

(a) the Borrower(s) shall indemnify the Lender(s) and keep the Lender(s) indemnified against all actions, proceedings, claims, demands, duties, penalties, taxes, losses, damages, actions, costs, charges and expenses (including costs between attorney and client) and other liabilities whatsoever which may be brought or made against or sustained or incurred by the Lender(s) (and whether paid by the Lender(s) or not) or which the Lender(s) may become liable under or in respect of the BGs and/or in relation to the foreign laws to which the BGs may be subject to. In no event and under no circumstances Borrower shall be liable for any indirect, incidental, consequential or special damages, including without limitation, loss of revenue or loss of profit, or for any reason whatsoever arising under this Agreement and/or Transaction Documents;

(b) the Lender(s) may in its sole and absolute discretion and without reference to the Borrower(s) and without the Lender(s) being required to ascertain whether or not there was any breach on the part of the Borrower(s), its subsidiaries, group companies, joint venture (*in which the Borrower(s) is a partner*), its contractors, its sub-contractors (*as may be applicable*) of the agreements/contracts underlying the BGs (collectively the "**underlying agreements**") and without the Lender(s) being required to go into the validity thereof or otherwise and notwithstanding any directions to the contrary given by the Borrower(s) or any other person on the ground of a dispute as to the liability of the Borrower(s)/the Lender(s) or otherwise, admit or compromise and pay or submit to arbitration or dispute or resist any claim or demand made against the Lender(s) under or in respect of such BGs, and the obligations of the Borrower(s) contained in this Agreement shall continue to be available to the Lender(s) in respect of any action or payment which the Lender(s) may take or make;

For YATRA ONLINE LIMITED
Authorised Signatory

(c) the Borrower(s) further agrees and undertakes that whenever called upon by the Lender(s) to do so, the Borrower(s) shall deposit and keep deposited with the Lender(s) such sum or sums of money as may be required to be held by the Lender(s) as margin against all claims arising under the BGs and/or corresponding to the currency fluctuations, if any, until all the BGs are discharged and returned to the Lender(s). The Borrower(s) shall also on demand from the Lender(s) do, perform and execute and cause to be done performed and executed any act, deed, matter or thing which the Lender(s) may require as further security and for indemnifying it against the consequences in connection with the BGs.

(d) the Borrower(s) shall (*unless otherwise agreed to by the Lender(s)*) : (i) duly and punctually observe, perform and comply with all the covenants, obligations and conditions of the underlying agreements including due payment and discharge of all its payment obligations under the underlying agreements on the due dates; (ii) not create or permit to subsist, any encumbrance of any nature whatsoever over all or any part of the underlying agreements or its rights thereunder; (iii) not amend or agree to amend or grant waiver of any of the provisions of the underlying agreements;

(e) the BGs will be issued by the Lender(s) only as per the provisions of Applicable Law;

(f) the Lender(s) shall issue BGs only in a format acceptable to the Lender(s);

(g) in case of bid bond / earnest money deposits / advance payment / retention money BGs, stipulated under project exports or if the BGs are issued under any Export Promotion Capital Goods Scheme (EPCGS), the Lender(s) shall be entitled to obtain counter guarantees from Export Credit Guarantee Corporation ("**ECGC**") or similar authority, at the costs and expenses of the Borrower(s);

(h) if for any reason, whatsoever the liability of the Lender(s) extends beyond the period specified in the BGs or if the Lender(s) is prevented by any action initiated by the Borrower(s) or otherwise from making payment of part or whole of the guaranteed amounts to the beneficiary of the BGs, the Borrower(s) shall also be liable to pay the commission for the period for which the Lender(s) remains liable under the BGs and/or the period for which the payment of the guaranteed amount/discharge from the guaranteed obligations has been delayed. Further, the obligation of the Borrower(s) hereunder shall remain unaffected, *vis-à-vis,* the amount of time taken by the Lender(s) to act upon the invocation claim presented by any beneficiary/ies;

(i) the Borrower(s) shall provide/deposit immediately on demand and without demur, additional acceptable security to the Lender(s) and/or sufficient amounts by way of 100% (one hundred percent) cash margin on the outstanding amounts of the BGs, which in the Lender(s)' opinion are likely to be invoked due to non / inadequate fulfillment of obligation, in particular of performance undertaken under the BGs. The Borrower(s) shall accept the Lender(s)' judgment on the likelihood of guarantee obligation being unfulfilled, as final and binding; and

(j) in the event of the interest rate on the principal amount of the financial assistances guaranteed by the Lender(s) increasing for any reason whatsoever beyond the percentage specified in the underlying agreements and consequentially the liability and obligation of the Lender(s) under the BGs increasing, the Borrower(s) shall indemnify and keep indemnified the Lender(s) to the extent of additional interest liability paid in such form as may be determined by the Lender(s).

For YATRA ONLINE LIMITED

Authorised Signatory

4.2 The Borrower(s) further agrees that if any extension or renewal of any of the BGs is required, the same shall be renewed or extended by the Lender(s) in its own discretion and in the event the Lender(s) desires not to renew or extend any of the BGs, the Borrower(s) agrees and undertakes to obtain, within 30 (thirty) days from the expiry of original term of the BGs, return of the BGs in original, from the beneficiaries and obtain written confirmation from the beneficiaries that the BGs stand discharged, failing which the Borrower(s) shall deposit with the Lender(s) cash equivalent to the amount of BG and pay interest, commission, charges as applicable till the Lender(s) is discharged from its obligation under the BG issued to the satisfaction of the Lender(s) and the originals of the BGs are received by the Lender(s) as aforesaid along with written confirmation from the beneficiaries that the BGs stand discharged. The Lender(s) shall be entitled to renew any BGs and extend the period of the Lender(s)'s liability without reference to the Borrower(s) if under the BGs the Lender(s) has undertaken to extend such period to the beneficiary/ies.

4.3 The Borrower(s) further agrees that the obligations herein provided shall be irrevocable and shall remain in full force until the Lender(s) is fully discharged by the beneficiaries of all the liabilities under the BGs and has received duly discharged original BGs from the beneficiaries, and all the dues and claims of Lender(s) relating to the BGs/ BG Facilities have been paid/ satisfied in full. Further, the Borrower(s) irrevocably and unconditionally agrees and undertakes with the Lender(s) that notwithstanding the issuance of a no dues certificate to the Borrower(s) or anything to the contrary contained in the Transaction Documents, in case the Lender(s) is required to make any payments under the BGs pursuant to any order/direction/judgment passed in a Legal Proceeding(s), the Borrower(s) shall forthwith on first demand pay/repay all such amounts (*inclusive of all fees, costs and/ or any charges*) to the Lender(s) together with the interest at the rates set out in the Transaction Documents from the date of payment by the Lender(s) and keep the Lender(s) fully indemnified in relation to such payments and also against all actions, proceedings, claims, demands, actions, costs, charges and expenses (*including costs between attorney and client*) and other liabilities whatsoever, which may be brought or made against or sustained or incurred by the Lender(s) in relation to such BGs.

4.4 This Agreement shall extend to and cover any sum or sums of money payable by the Lender(s) under the BGs and shall be binding on the Borrower(s) until the Lender(s) is fully discharged from all liabilities under the BGs and this Agreement shall not be considered as wholly or partly satisfied or exhausted by any payment from time to time made by Lender(s) to the beneficiaries, as also by the Borrower(s) to the Lender(s).

4.5 The Borrower(s) further agrees that the giving or granting of time or any extension thereof to the Borrower(s) or neglect, omission or forbearance on the part of the Lender(s) in requiring or enforcing payment of any moneys due hereunder, or any other variations, modifications or amendments to any agreement between the Lender(s) and the Borrower(s) shall not in any way prejudice, limit, restrict or affect this Agreement.

4.6 The Borrower(s) further agrees that the Lender(s) shall at all times be entitled without reference and/or the consent of the Borrower(s), to vary and modify the terms of the BG Facilities which may include full margins as well as increase in pricing and the execution of the BGs by the Lender(s) on behalf of the Borrower(s) and this Agreement shall extend to and cover the expenses reflected by any additional liability arising on the Borrower(s) in consequences of any such variation or modification. Further, the Lender(s) shall be at liberty without in any way effecting the liability of the Borrower(s) hereunder and for which the Borrower(s) gives its consent to the Lender(s) to vary the term or terms recorded in any of the BGs or to release or discharge or to do any act or omission the legal consequences of which may be a discharge to the Borrower(s). This obligation of the Borrower(s) shall be a continuing one and shall not be determinable or assignable by the Borrower(s) at any time.

For YATRA ONLINE LIMITED

Authorised Signatory

4.7 The Borrower(s) further agrees and undertakes that until all the liabilities hereunder have been discharged in full, it shall not set off or claim or prove in competition with the Lender(s) in respect of any payment hereunder or have the benefit of or share in any payment or composition in any guarantee or security now or hereinafter held by the Lender(s).

4.8 Notwithstanding anything to the contrary contained in the Uniform Rules for Demand Guarantees of the International Chambers of Commerce (Publication No. 758)) or International Chambers of Commerce (Publication No. 590), the Borrower(s) agrees and undertakes, save and except specifically waived by the Lender(s) in any one or more of the BGs, the Lender(s) shall stand discharged of all its obligations under the BGs, if the underlying agreements is/are amended, modified or varied without prior written consent of the Lender(s) or time being given to the Borrower(s) or its subsidiaries, group companies, joint venture (*in which the Borrower(s) is a partner*), its contractors, its sub-contractors (*as may be applicable*) for performance of the underlying agreements or for any forbearance of failure of the beneficiary to enforce any covenant of the underlying agreements or composition or any arrangement between the creditor and debtor or any other act or omission on the part of the Borrower(s) or its subsidiaries, group companies, joint venture (*in which the Borrower(s) is a partner*), its contractors, its sub-contractors (*as may be applicable*) or by any such matter or thing, whatsoever, which under the Indian Contract Act, 1872 would have the provision of relieving the Lender(s) from the obligations under the BGs.

4.9 In case of assignment of the BGs (*if allowed*), the Borrower(s) agrees that a notice of assignment shall be forthwith provided to the Lender(s) and upon receipt by the Lender(s) of any claim from the assignee subsequent to the receipt of the aforesaid notice of assignment, the Lender(s) may pay to the assignee named therein, without verifying the validity/legality/enforceability of the said assignment. This Agreement shall continue to be valid for such payment and/or non-payment and/or delayed payment in accordance with the terms of the BG Facilities and/or the BGs.

4.10 Notwithstanding anything contained hereinabove, if the BGs are revolving in nature and/ or contain an auto renewal clause, the Borrower(s) absolutely irrevocably and unconditionally undertakes to pay to the Lender(s) any/all amounts paid by the Lender(s) consequent to the above, including all interest, costs, charges and expenses directly arising therefrom.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and acknowledged by their respective officers or representatives.

The Common Seal of **YATRA ONLINE LIMITED** has, pursuant to the Resolution of its Board of Directors passed in that behalf on the ______ day of ______________________, hereunto been affixed in the presence of Mr./ Ms. ______________ and Mr./ Ms. ______________ at **Haryana,** who have signed these presents in token thereof.

NA

Or

Signed and Delivered on behalf of **YATRA ONLINE LIMITED** the within named Borrower, at **Haryana** by its authorized signatory.

For **YES BANK LIMITED.**

For YATRA ONLINE LIMITED

Authorised Signatory

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 31/01/2025

Certificate No. G0312025A2828

GRN No. 127480056

Stamp Duty Paid : ₹ 400
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatra online limited

H.No/Floor : 4th Sector/Ward : 20 LandMark : Gulf adiba

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 79******08

Buyer / Second Party Detail

Name : Yes bank ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Na District : Na State : Na

Phone : 79******08

Purpose : Deed Of Hypothecation

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This e-Stamp Paper is an integral part of deed Of Hypothecation Agreement dated 31/01/2025 executed by Yatra Online Limited in favor of Yes Bank Ltd.

For YATRA ONLINE LIMITED
Authorised Signatory

For YATRA ONLINE LIMITED
Authorised Signatory

5. Details of the Agreement	:	**Master Facility Agreement** dated on or about the date of this Unattested Deed of Hypothecation executed between the Borrower(s) and the Lender(s), as amended from time to time.
6. Facilities Amount	:	**INR 20,00,00,000 (Indian Rupees Twenty Crores Only)** *Above mentioned exposure to be availed in the manner set out in the Facility Letter Ref. No.* **YBL/DEL/FL/1639/2024-25** dated **January 08,2025** and addendum Facility letter ref No. **YBL/DEL/FL/1640/2024-25** dated **January 08,2025** *including any addendums/amendments issued thereto.*
7. Jurisdiction	:	Courts/ Tribunals at **Haryana.**
8. Security Cover	:	–
9. Ranking of Charges	:	The Hypothecated Assets have been hypothecated as and by way of charge over Current Assets and Movable Fixed Assets of the borrower (both present and future) and shall rank First Pari Passu to the charge created/to be created in favour of:

S No	Name of Bank	Nature of facility	Facility Amount
1)	Axis Bank	FB	30
2)	IDFC Bank	FB	30
3)	Federal Bank	FB	20.1
4)	IDFC	NFB	5
5)	-	-	-
6)	-	-	-

Details of Security:

1. First Pari Passu charge by way of hypothecation on Current Assets of the borrower (both present and future).
2. First Pari Passu charge by way of hypothecation on All Movable Fixed Assets of the borrower (both present and future).

For YATRA ONLINE LIMITED
Authorised Signatory

For YATRA ONLINE LIMITED
Authorised Signatory

For YATRA ONLINE LIMITED
Authorised Signatory

SCHEDULE 2

DETAILS OF HYPOTHECATED ASSETS

(a) **Current Assets and Receivables**

All of the Hypothecator's current assets, and all monies, securities, contractor guarantees, performance bonds, cash flows, book debt and receivables, all book debts, all cash flows, revenues, bank accounts together with investments, fixed deposits and any letter of credit provided by any Person in favour of the Hypothecator which description shall include all properties of the above description whether presently in existence, constructed or acquired hereafter.

(b) **All moveable assets (tangible and intangible, including plant and machinery, etc.)**

All moveable assets including without limitation all tangible and intangible assets property and fixtures, the whole of the Hypothecator's movable plant and machinery, whether affixed to the earth or not, (*both present and future*) and in particular including, without limitation, all electrical systems, wiring, pipelines, tanks, electronics spares, machinery spares, tools, meters, motor vehicles, stocks and raw materials, semi-finished and finished goods, consumable stores and spares, accessories and all other equipment, whether installed or not and whether lying loose or in cases or which are lying or are stored in or to be stored in or to be brought into any of the Hypothecator's premises, warehouses, stockyards and godowns or those of the Hypothecator's agents, Affiliates, associates or representatives or at various work sites or at any place or places wherever else situated or wherever else the same may be, and all intangibles including goodwill, patents etc., both present and future, whether now belonging to or that may at any time during the continuance of this Deed belong to the Hypothecator and/or that may at present or hereafter be held by any party anywhere to the order and disposition of the Hypothecator or in the course of transit or delivery, and all replacements thereof and additions thereof whether by way of substitution, replacement, conversion, realisation or otherwise howsoever together with all benefits, rights and incidentals attached thereto which are now or shall at anytime hereafter be owned by the Hypothecator AND ALL right, title, interest, property, claims and demands whatsoever of the Hypothecator unto and upon the same which description shall include all properties of the above description whether presently in existence, constructed or acquired hereafter.

(c) **Insurance Contracts**

All and singular the right, title, interest, benefit, claims and demands whatsoever of the Hypothecator in, to, under and/ or in respect of the Insurance Contracts both present and future and all rights, claims and benefits to all monies receivable thereunder and all other claims thereunder which description shall include all properties of the above description whether presently in existence or acquired hereafter.

For YATRA ONLINE LIMITED

Authorised Signatory

UNATTESTED DEED OF HYPOTHECATION

THIS UNATTESTED DEED OF HYPOTHECATION (this "**Deed**") is executed at the place and is dated as set out in Schedule 1 hereto by the person(s) named in Schedule 1 hereto as the **Hypothecator** of the ONE PART.

IN FAVOUR OF

THE PERSON(S) set forth in Schedule 1 hereto as the **Hypothecatee** of the OTHER PART.

(The Hypothecator and the Hypothecatee are collectively referred to as the "**Parties**" and individually as a "**Party**").

WHEREAS:

(A) The Lender(s) has/have *vide* the Agreement (*as detailed in Schedule 1 hereto*) and other Transaction Documents, agreed to grant/ granted to the Borrower(s) (*as detailed in Schedule 1 hereto*) and the Borrower(s) has agreed to avail/ availed from the Lender(s) financial assistances not exceeding the amount specified in Schedule 1 ("**the Facilities**"), on the terms and conditions contained in the Transaction Documents;

(B) One of the conditions of the Transaction Documents is that the Facilities together with all Obligations payable thereunder, shall be, *inter-alia*, secured by a charge/hypothecation over all the Hypothecated Assets (*more particularly described in Schedule 2 hereto*) in favour of the Hypothecatee;

(C) To give effect to the above, the Hypothecatee has hereby called upon the Hypothecator to execute these presents, which the Hypothecator has agreed to do in the manner herein after expressed.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 **Definitions:** Unless the context requires otherwise, capitalised term used in this Deed shall have the meaning given to them in the Agreement. In this Deed, the capitalised terms listed below shall have the following meaning:

"**Hypothecated Assets**" shall mean and include the assets (*both present and future*) of, belonging to and in the possession of the Hypothecator as described in Schedule 2 hereto;

"**Insurance Contracts**" shall mean all insurance policies entered into by the Hypothecator in respect of the Hypothecated Assets, as may be required by the Lender(s);

"**Security Cover**" shall mean the security cover that Hypothecator is required to maintain in relation to Facilities and as mentioned in Schedule 1 hereto.

1.2 **Interpretation:** Unless contrary intention appears in this Deed, Section 1.2 (*Interpretation*) of the Agreement shall apply *mutatis mutandis* to this Deed.

For YATRA ONLINE LIMITED

Authorised Signatory

2. **COVENANT TO PAY**

In consideration of the Lender(s) having extended and/or agreed to extend the Facilities, the Hypothecator hereby covenants that the Hypothecator/Borrower(s) shall repay the Facilities to the Lender(s) along with all Obligations in respect thereof and duly observe and perform all the terms and conditions of the Transaction Documents.

3. **CHARGE AND RANKING**

In consideration for the aforesaid, the Hypothecator as the legal and beneficial owner of the Hypothecated Assets does hereby hypothecate and charge the Hypothecated Assets, as described in Schedule 2 hereto, and in terms of the provisions contained herein with such rankings as detailed in Schedule 1 hereto, in favour of the Hypothecatee, to secure the Facilities together with all Obligations payable thereunder.

4. **REPRESENTATIONS AND WARRANTIES**

4.1 In addition to the representations and warranties made by the Hypothecator under the Transaction Documents, if any, which are incorporated herein by reference, the Hypothecator hereby declares and warrants on each day until the Final Settlement Date that:

(a) the Hypothecated Assets are and shall remain the absolute property of the Hypothecator;

(b) it has the legal right, absolute authority and full power to deliver, enter upon this Deed and all instruments and documents delivered by it pursuant to this Deed;

(c) the constitutional documents of the Hypothecator do not restrict creation of security interest over the Hypothecated Assets;

(d) all obligations of the Hypothecator under this Deed and/or any other Transaction Documents are legal, valid, binding and enforceable;

(e) all Authorisation, corporate actions, consents, approvals, etc. necessary for the purpose of creating the security interest over the Hypothecated Assets have been duly obtained and are in full force and effect and shall be kept valid at all times;

(f) no Event of Default or an event which on lapse of time would become an Event of Default as specified in the Agreement or hereunder has happened and continuing;

(g) the Hypothecated Assets are free and shall continue to be free from any charge, lien, trust or other encumbrances and attachments save and except the security interest created hereunder and as permitted under the Transaction Documents, and there is no agreement or commitment to give or create the same in favour of any other Person nor does any other Person have any such claim over the Hypothecated Assets other than as permitted under the Transaction Documents;

(h) by creation of security interest over the Hypothecated Assets, the Hypothecator shall not be in violation of any (i) covenants or conditions under any existing agreement with any other Person; (ii) decree of a court of law or direction of a Government Authority; and/or (iii) Applicable Law;

(i) the Hypothecator has made/or will make all such filings and registrations (as appropriate) which it is required to do in connection with the perfection or protection of the Hypothecated Assets under this Deed;

For YATRA ONLINE LIMITED
Authorised Signatory

(j) there are no Legal Proceedings in progress or pending against or relating to the Hypothecator which could prevent the Hypothecator from fulfilling its/their obligations under this Deed;

(k) the Hypothecator shall not claim immunity for itself from the jurisdiction, execution of a judgement, attachment or any other Legal Proceedings;

(l) all payments under this Deed shall be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any Applicable Law;

(m) the Hypothecator has not received and shall not without prior consent in writing of the Hypothecatee receive any security or commission from the Borrower(s) for executing this Deed;

(n) the Hypothecator shall not in event of the liquidation of the Borrower(s) prove in competition with the Hypothecatee/Lender(s) in the liquidation proceedings;

(o) the Hypothecator has not been named in any list of defaulters circulated by the RBI, CIBIL, Export Credit Guarantee Corporation or any banking company and its name does not appear in any caution list of any nature published by the RBI or any similar regulatory or Government Authority; and

(p) all information and data furnished hereunder are true and correct and the Hypothecator shall keep the Hypothecatee informed of any event as a result which may render any representation and warranty untrue or incorrect.

4.2 The Hypothecator hereby confirms that copies of the Agreement and other Transaction Documents have been provided to the Hypothecator and the Hypothecator has read and understood the terms of the Agreement and other Transaction Documents.

5. SAID CLAUSE STANDS DELETED

6. APPOINTMENT OF RECEIVER

The Hypothecatee at any time after the security interest on the Hypothecated Assets has become enforceable, may appoint a receiver or receivers for the Hypothecated Assets or any part thereof (*for clarity, the Hypothecatee may constitute itself as the receiver*):

6.1 Unless otherwise directed by the Hypothecatee, such receiver shall have and exercise all powers and authorities vested in the Hypothecatee including the following:

(a) to take possession of and collect all or any part of the Hypothecated Assets and for that purpose to initiate any Legal Proceedings and enforce any order or judgement in the name of the Hypothecator or otherwise as the receiver shall consider fit;

(b) to manage or carry on or concur in carrying on the business of the Hypothecator;

(c) to borrow from the Lender(s) or any other Persons (*with or without security*), with prior consent of the Hypothecatee, for the purpose of discharge of its duties/responsibilities whereby the whole/part of the Hypothecated Assets ranking wholly or partly in priority to or *pari passu* may be charged in respect thereof;

(d) to assign, sell, lease, license, deal with or otherwise dispose the Hypothecated Assets or part thereof in such manner and on such terms as the Hypothecatee/receiver deems fit;

For YATRA ONLINE LIMITED
Authorised Signatory

(e) to carry out maintenance, repairs, developments, reconstruction, improvements, alterations or additions to or in respect of the Hypothecated Assets and maintain, renew, increase Insurance Contracts in the interest of the Hypothecatee;

(f) to obtain all Authorisations required to carry out any of the matters referred to in this Deed or otherwise as the Hypothecatee/receiver shall consider fit;

(g) to appoint and discharge employees, officers, for the purposes hereof upon such terms as to remuneration or otherwise as the receiver may consider fit and to discharge any Persons appointed by the Hypothecator;

(h) to redeem, settle, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any Person or any creditor of the Hypothecator;

(i) to do all such other acts and as may be considered by the Hypothecatee or receiver to be incidental or conducive to any of the matters or powers aforesaid;

(j) to exercise all such other powers and authority as the Hypothecatee shall consider fit to confer in relation to the Hypothecated Assets or part thereof; and

(k) in the exercise of any of the above powers, to expend such sums as the receiver may think fit, which the Hypothecator shall within 3 (three) Business Days from the date of demand repay to the receiver together with interest thereon (at such rate specified by the Hypothecatee) from the date of such expense until the date of repayment. Such sums, together with such interest, shall have a *pari passu* charge over the Hypothecated Assets.

6.2 The receiver shall, in the exercise of his powers, authorities and discretions, conform to the instructions and directions from time to time made and given by the Hypothecatee;

6.3 The Hypothecatee may require such receiver to give security for the due performance of his duties and may fix the nature and amount of the security to be given to the Hypothecatee;

6.4 The Hypothecatee may pay to such receiver any monies constituting part of the security interest for the performance of his duties; the Hypothecatee shall determine the quantum of funds which the receiver may be allowed to keep in hand for performance of his duties;

6.5 Every such receiver shall be the agent of the Hypothecator for all purposes and the Hypothecator alone shall be responsible for his acts, defaults, loss or misconduct and liable for any contract or engagement entered into by him and for his remuneration except for any loss or liability that may arise due to gross negligence or wilful default, determined in a court of law; and

6.6 The Hypothecatee shall be in no way responsible for any misconduct, misfeasance, malfeasance or negligence on the part of any receiver and shall be in no way liable for in respect of any debts or other liabilities incurred by such receiver.

7. COVENANTS

7.1 All Hypothecated Assets, sale realizations and insurance proceeds and all documents in respect thereof shall always be kept distinguishable and held as the exclusive property of the Hypothecatee.

For YATRA ONLINE LIMITED

Authorised Signatory

7.2 The Hypothecator shall not create any security interest upon or over Hypothecated Assets or any part thereof except in favour of the Hypothecatee or except as permitted under the Transaction Documents, nor suffer any attachment or distress to affect or prejudice the same or any part thereof.

7.3 The Hypothecator shall not sell, transfer or dispose all or any of the Hypothecated Assets, except to the extent such disposal is expressly permitted and subject to the terms of the Transaction Documents.

7.4 The Hypothecator shall, on any and every such sale, pay to the Hypothecatee, if so required, the net proceeds of the sale or disposal in satisfaction, towards discharge of the Obligations of the Hypothecator/Borrower(s) and/or as required under the Transaction Documents.

7.5 Where the Hypothecator/Borrower(s) replaces any plant/equipment, such replacement plant/equipment shall form part of the Hypothecated Assets.

8. REPORTING REQUIREMENTS

The Hypothecator shall, whenever required by the Hypothecatee, give full particulars to the Hypothecatee of all the assets of the Hypothecator and of the Hypothecated Assets and shall furnish and verify all statements, reports, returns, certificates and information as required by the Hypothecatee and shall furnish and execute all necessary documents to give effect to the security interest created under this Deed.

9. NATURE OF SECURITY

9.1 This security interest created on the Hypothecated Assets shall be a continuing security for payment of the Obligations under the Facilities until the Final Settlement Date and shall not be affected, impaired or discharged by winding up (voluntary or otherwise) or by any merger, amalgamation, reconstruction, nationalisation or otherwise of the Hypothecator.

9.2 This security interest created on the Hypothecated Assets shall be in addition to, and independent of any security interest or any other security or right or remedy now or at any time hereafter held by or available to the Hypothecatee and may be enforced without having first recourse or exercising or exhausting any other remedy/right against other Hypothecator and/or any other person(s).

9.3 If any payments made by the Hypothecator is held to be void or set aside on winding up/liquidation of the Hypothecator or otherwise, then such payment shall be considered annulled and the security interest created on the Hypothecated Assets shall continue.

10. SAID CLAUSE STANDS DELETED

11. RIGHTS OR REMEDIES OF THE HYPOTHECATEE

11.1 Nothing herein shall prejudice the rights or remedies of the Hypothecatee under Applicable Law or equity and/or in respect of any present or future security, guarantee, obligation or decree for any indebtedness or liability of the Hypothecator to the Hypothecatee.

11.2 The Hypothecatee shall have the authority to act upon in accordance with the provisions contained in this Deed or to adopt appropriate remedies in accordance with Applicable Law and the Transaction Documents.

For YATRA ONLINE LIMITED

Authorised Signatory

11.3 The rights and remedies conferred upon the Hypothecatee under this Deed: (a) shall not prejudice any other rights or remedies to which the Hypothecatee may, independently of this Deed, be entitled; and (b) shall not be prejudiced by any other rights or remedies to which the Hypothecatee may, independently of this Deed, be entitled, or any collateral or other security (including, without limitation, guarantees) now or hereafter held by the Hypothecatee.

12. INDEMNITY

12.1 The Hypothecator shall, on demand by the Hypothecatee/Lender(s), indemnify the Hypothecatee/Lender(s) and each of its respective officers, directors, employees, representatives, attorneys and agents ("the Indemnified Party") from and hold each of them harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against the Indemnified Party from and hold each Indemnified Party harmless in any way in connection with or arising out of the negotiation, preservation or enforcement of any rights under, or in carrying out its duties and obligations under the Transaction Documents. In no event and under no circumstances Hypothecator will be liable for any indirect, incidental, consequential or special damages, including without limitation, loss of revenue or loss of profit, or for any reason whatsoever arising under this Agreement and/or Transaction Documents.

12.2 The Hypothecator hereby authorises the Hypothecatee/Lender(s) to act and rely on any instructions or communications for any purpose which may, from time to time, be or purport to be given by facsimile, email, tele-copier, untested telex, cable or any other form of electronic communication by the Hypothecator. The Hypothecator acknowledges that (a) sending information by fax or email or any other form of electronic communication is not a secure means of sending information; (b) the Hypothecator is aware of the risks involved in sending instruction/communication by fax or email or any other form of electronic communication, including the risk that such instructions/communication may be fraudulently or mistakenly written, altered or sent & not be received in whole or in part by the intended recipient; and (c) the request to the Hypothecatee/Lender(s) to accept and act on instructions/communication is for the Hypothecator's convenience and benefit only. The Hypothecator hereby agree(s) that all such risks shall be fully borne by the Hypothecator and the Hypothecator assume full responsibility for the same, and the Hypothecatee/Lender(s) shall not be liable for any losses or damages arising upon the Hypothecatee/Lender(s) acting, or the Hypothecatee/Lender(s) failure to act, wholly or in part in accordance with instructions given by facsimile, email, tele-copier, untested telex, cable or any other form of electronic communication. The Hypothecator shall indemnify the Indemnified Party and keep the Indemnified Party indemnified from and against all claims either by the Hypothecator or any other, actions, demands, liabilities, costs, charges, damages, losses, expenses and consequences of whatever nature (*including legal fees on a full indemnity basis*) which may be brought or preferred against the Indemnified Party or which the Indemnified Party may suffer, incur or sustain by reason of or on account of the Indemnified Party having so acted whether wrongly or mistakenly or not, or of the Indemnified Party failing to act wholly or in part in accordance with the instructions received *vide* such forms of electronic communication and the terms of this Deed.

13. WAIVER AND AMENDMENT

13.1 No failure to exercise, nor any delay in exercising any right or remedy by the Hypothecatee under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of any other right or remedy by the Hypothecatee in respect of any other default or otherwise.

For YATRA ONLINE LIMITED

Authorised Signatory

13.2 The rights and remedies provided in this Deed are cumulative and not exclusive of their rights under the Applicable law and may be waived only in writing and at the Hypothecatee's sole discretion.

13.3 This Deed may be amended only by mutual written agreement between the Parties.

14. SET OFF

The Hypothecatee/Lender(s) shall have a lien and right of set-off on all monies belonging to the Hypothecator standing to its credit in the bank account of the Hypothecator with the Lender(s). The Hypothecatee/Lender(s) may, at any time, in its absolute discretion, combine or consolidate all or any of the accounts of the Hypothecator and set off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Borrower(s) and/or the Hypothecator to the Lender(s) or in any other respect whether such liabilities be actual or contingent primary or collateral and whether arising out of the liability of the Borrower(s) and/or the Hypothecator, as principal debtor and/or guarantor. The rights conferred on the Hypothecatee/Lender(s) hereunder shall be in addition to and without prejudice to any other recourse which the Hypothecatee/Lender(s) may now or hereafter hold.

15. NOTICES

15.1 All notices and other communications provided for hereunder shall be in writing and, unless otherwise stated, may be given in person, by post or courier or by email at the addresses of a Party specified in Schedule 1 hereto. Each Party shall inform the other Party of any change in its details of communication as provided in Schedule 1 hereto by not less than 5 (five) Business Days, failing which, the notice so sent as per the last address provided by such Party shall be deemed to properly served.

15.2 All such notices and communications made or delivered by the Hypothecatee/Lender(s) to the Hypothecator under or in connection with this Deed shall be effective (i) if sent in person, when delivered, (ii) if sent by courier, (a) 1 (one) Business Day after deposit with an overnight courier if for inland delivery and (b) 5 (five) Business Days after deposit with an international courier if for overseas delivery; (iii) if sent by registered letter when the acknowledgement of delivery is received and (iv) if sent by email, when sent. *Provided* however that, any notice or communication to the Hypothecatee/Lender(s) shall be effective only on actual receipt by the authorised person of the Lender(s) for whose attention the notice or communication has been expressly marked.

16. GOVERNING LAW AND JURISDICTION

16.1 This Deed shall be governed by and construed in accordance with Indian law.

16.2 The Hypothecator agrees that the courts/ tribunals as specified in Schedule 1 shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings arising out of or in connection with this Deed may be brought in such courts or the tribunals.

16.3 Nothing contained herein shall limit the right of the Hypothecatee/Lender(s) to initiate any Legal Proceedings in any other court or tribunal of competent jurisdiction, nor shall the taking of Legal Proceedings in one or more jurisdictions preclude the taking of Legal Proceedings in any other jurisdiction whether concurrently or not.

For YATRA ONLINE LIMITED

Authorised Signatory

17. MISCELLANEOUS

17.1 **Extent of Liability:** In the event of there being more than one Hypothecator, the obligations of each Hypothecator(s) hereunder shall be joint and several. Each Hypothecator(s) agrees that the Hypothecatee/Lender(s) may commence Legal Proceedings collectively against all the Hypothecators or against any one or more Hypothecator(s) without the necessity of first attempting to collect the Obligations from any specific Hypothecator(s) and without impairing the rights of the Hypothecatee/Lender(s) against other Hypothecator(s) under this Deed. The Hypothecatee/Lender(s) may release any one or more of the Hypothecators from this Deed and compound with or otherwise vary or agree to vary the liability of or grant time or indulgence to or make other arrangements with any one or several Hypothecators or any other Person, without prejudicing or affecting its rights and remedies against the other Hypothecators.

17.2 **Severability:** Every provision contained in this Deed shall be severable and distinct from every other such provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired.

17.3 **Discharges and Releases:** Notwithstanding any discharge, release or settlement from time to time between the Hypothecatee and the Hypothecator, if any discharge or payment in respect of the Obligations by the Borrower(s) or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, Applicable Law or enactment relating to bankruptcy, insolvency, liquidation, winding up, composition or arrangement for the time being in force or for any other reason, the Hypothecatee shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

17.4 **Disclosure:** The Hypothecator hereby gives specific consent to the Hypothecatee/Lender(s) for disclosing/submitting the 'financial information' as defined under the Insolvency and Bankruptcy Code in respect of the Hypothecated Assets to any 'Information Utility' (**"IU"**) as defined under the Insolvency and Bankruptcy Code and hereby specifically agree to promptly authenticate the 'financial information', submitted by the Hypothecatee/Lender(s), as and when requested by the concerned IU.

17.5 **General Consent:** The Hypothecator hereby consents generally in respect of any Legal Proceedings arising out of or in connection with this Deed to the giving of any relief or the issue of any process in connection with such Legal Proceedings including enforcement or execution of any order or judgement against any of its assets.

17.6 **Assignment:** The Lender(s) may, at any time, assign or transfer all or any of its rights and/or benefits under this Deed to any Person without any consent of or intimation to the Hypothecator.

For YATRA ONLINE LIMITED

Authorised Signatory

17.7 **Effectiveness:** This Deed shall become effective from the date of this Deed as specified in Schedule 1 and until the Final Settlement Date.

IN WITNESS WHEREOF, this Deed has been executed by the Hypothecator in favour of the Hypothecatee.

The Common Seal of **YATRA ONLINE LIMITED** has, pursuant to the Resolution of its Board of Directors passed in that behalf on the ______ day of ______________________, hereunto been affixed in the presence of Mr./ Ms. ____________ and Mr./ Ms. ____________ at **Haryana,** who have signed these presents in token thereof. NA

Or

Signed and Delivered on behalf of **YATRA ONLINE LIMITED** the within named Borrower, at **Haryana** by its authorized signatory.

For YATRA ONLINE LIMITED

Authorised Signatory

For YATRA ONLINE LIMITED

Authorised Signatory

For YATRA ONLINE LIMITED

Authorised Signatory

MKE6751381/ UNE6288036

30537/39155/18-10-24

SCHEDULE 1

1.	Place, Date, Month and Year of this Unattested Deed of Hypothecation	:	**Place: Haryana** **Date:** 31/01/2025. **(a) In case the Parties have executed this Deed electronically/ digitally -** The Deed shall be dated as of the date of the last signature affixed by the Party required to execute this Deed and shall be effective from such date. Date of signature by the respective Parties shall be as specified in/ below their respective electronic signatures. **or** **(b) In case this Deed has been executed by the Parties by way of setting forth their wet ink signature on the** 31st **day of** January 2025.
2.	Name and Notice Details of the Hypothecator	:	**YATRA ONLINE LIMITED,** a company incorporated in India under the Companies Act, 2013, having corporate identification number L63040MH2005PLC158404, with its registered office at B2/101, 1st Flr Marathon Innova, Marathon Nextgen Complex B Wing, G. Kadam Marg, Opp. Peninsula Corp Park, Lower Parel (W), Mumbai, Maharashtra - 400013 and having its corporate office at Gulf Adiba, 4th Floor, Plot No. 272, Phase II, Udyog Vihar, Sector 20, Gurugram, Haryana - 122008 and shall include its successors and permitted assigns. E-mail id: mayank.gaba@yatra.com Telephone: 9971516667 Attention: Mr. Dhruv Shringi a[redacted]Mr. Ma[redacted]sh Am[redacted]
3.	Name and Notice Details of the Borrower(s)	:	**YATRA ONLINE LIMITED,** a company incorporated in India under the Companies Act, 2013, having corporate identification number L63040MH2005PLC158404, with its registered office at B2/101, 1st Flr Marathon Innova, Marathon Nextgen Complex B Wing, G. Kadam Marg, Opp. Peninsula Corp Park, Lower Parel (W), Mumbai, Maharashtra - 400013 and having its corporate office at Gulf Adiba, 4th Floor, Plot No. 272, Phase II, Udyog Vihar, Sector 20, Gurugram, Haryana - 122008 and shall include its successors and permitted assigns. E-mail id: mayank.gaba@yatra.com Telephone: 9971516667 Attention: Mr. Dhruv Shringi and Mr. Manish Amin
4.	Name and Notice Details of the Hypothecatee	:	**YES BANK LIMITED,** a company incorporated and registered under the Companies Act, 1956 and a banking company within the meaning of section 5(c) of the Banking Regulation Act, 1949, having its registered office at YES Bank House, Off Western Express Highway, Santacruz (East), Mumbai, Maharashtra- 400 055 and amongst others a branch office at HGX Tower, Noida-201301, which expression shall, unless repugnant to the subject or context thereof, be deemed to include their successors, transferees, novatees, and assigns. E-mail id: DelhiCADMidoffice@yesbank.in Telephone: NA Attention: YES BANK LIMITED

For YATRA ONLINE LIMITED
Authorised Signatory

For YATRA ONLINE LIMITED
Authorised Signatory

For YATRA ONLINE LIMITED
Authorised Signatory

MKE6751381/ UNE6288036
30537/39155/18-10-24